                                                                     EXHIBIT 2.1

                                                                  CONFORMED COPY



                          AGREEMENT AND PLAN OF MERGER

                                     among

                             ELI LILLY AND COMPANY

                             TRANS-IMS CORPORATION

                                      and

                        INTEGRATED MEDICAL SYSTEMS, INC.



                           Dated as of August 2, 1995

                      TABLE OF CONTENTS


                                                        Page
                                                        ----

ARTICLE I.     THE MERGER AND EFFECTIVE DATE.............  2

     1.01.  The Merger...................................  2
     1.02.  The Effective Date...........................  2

ARTICLE II. ARTICLES OF INCORPORATION; BY-LAWS;
            DIRECTORS AND OFFICERS.......................  3

     2.01.  Articles of Incorporation....................  3
     2.02.  By-Laws......................................  3
     2.03.  Directors and Officers.......................  3

ARTICLE III.   CONVERSION AND EXCHANGE OF SHARES AND
               OPTIONS AND RELATED PUT/CALL AGREEMENTS...  3

     3.01.  Conversion...................................  3
     3.02.  Exchange of Certificates.....................  6
     3.03.  Options and Warrants......................... 10
     3.04.  Dissenting Shares............................ 12
     3.05.  Put/Call Agreements.......................... 13

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE
            COMPANY...................................... 13

     4.01.  Organization................................. 13
     4.02.  Capitalization............................... 14
     4.03.  Subsidiaries, Affiliated Entities and Other
            Relationships................................ 15
     4.04.  Articles of Incorporation and By-Laws;
            Minute Books and Stock Books................. 16
     4.05.  Authority Relative to Merger Documents....... 16
     4.06.  Compliance with Law.......................... 18
     4.07.  Financial Statements......................... 18
     4.08.  Absence of Undisclosed Liabilities........... 19
     4.09.  Absence of Certain Changes or Events......... 19
     4.10.  Tax Matters.................................. 22
     4.11.  Title to Properties.......................... 24
     4.12.  Accounts Receivable.......................... 24
     4.13.  Physicians................................... 24
     4.14.  Material Contracts........................... 25
     4.15.  Patents, Trademarks, Copyrights and Trade
            Secrets...................................... 25
     4.16.  Litigation................................... 26
     4.17.  Insurance.................................... 27
     4.18.  Information Provided by the Company.......... 27
     4.19.  ERISA........................................ 27
     4.20.  Personnel and Labor Matters.................. 29
     4.21.  Environmental Matters........................ 29

     4.22.  Registration Statement; Proxy Statement...... 32
     4.23.  Interested Transactions...................... 32
     4.24.  Opinion of Financial Advisor................. 33
     4.25.  Brokers or Finders........................... 33
     4.26.  Powers of Attorney and Suretyships........... 33

ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF LILLY...... 33

     5.01.  Organization................................. 33
     5.02.  Authority Relative to Merger Documents....... 33
     5.03.  Proxy Statement; Registration Statement...... 34
     5.04.  Brokers...................................... 34
     5.05.  No Restricted Transactions................... 34

ARTICLE VI.  REPRESENTATIONS AND WARRANTIES OF
     ACQUISITION......................................... 35

     6.01.  Organization................................. 35
     6.02.  Authority Relative to Merger Documents....... 35

ARTICLE VII.  CERTAIN UNDERSTANDINGS AND AGREEMENTS...... 36

     7.01.  Conduct of Business.......................... 36
     7.02.  Registration Statement; Proxy Statement...... 39
     7.03.  Meeting of Stockholders...................... 40
     7.04.  Regulatory Matters........................... 40
     7.05.  Adoption..................................... 40
     7.06.  Access and Confidentiality................... 40
     7.07.  [Intentionally Deleted]...................... 42
     7.08.  Execution of Articles of Merger.............. 42
     7.09.  Other Transactions........................... 42
     7.10.  Best Efforts................................. 42
     7.11.  Certain Notification......................... 42
     7.12.  Certification of Stockholder Vote............ 43
     7.13.  Expenses..................................... 43
     7.14.  Support Agreements........................... 43
     7.15.  Additional Financing......................... 43
     7.16.  Key Management Personnel..................... 43
     7.18.  Restricted Transactions...................... 44
     7.19.  Indemnification of Officers and Directors.... 44
     7.20.  Letter Agreement............................. 45

ARTICLE VIII.  CONDITIONS TO OBLIGATIONS OF EACH PARTY... 45

     8.01.  Approval and Adoption........................ 45
     8.02.  Consents..................................... 45
     8.03.  No Action or Proceeding...................... 45
     8.04.  Certain Stockholder Approval................. 46

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                                                        Page
                                                        ----

ARTICLE IX.    CONDITIONS TO OBLIGATIONS OF LILLY AND
               ACQUISITION............................... 46

     9.01.  Representations and Warranties True at the
            Effective Date............................... 46
     9.02.  The Company's Performance.................... 46
     9.03.  Authority.................................... 46
     9.04.  Opinion of Counsel........................... 46
     9.05.  Dissenting Stockholders...................... 51
     9.06.  [Intentionally Deleted]...................... 51
     9.07.  Certain Litigation........................... 51
     9.08.  No Withholding of Tax........................ 51
     9.09.  Letter Agreement............................. 51

ARTICLE X.  CONDITIONS TO OBLIGATIONS OF THE COMPANY..... 52

     10.01.  Representations and Warranties True at the
             Effective Date.............................. 52
     10.02.  Lilly's and Acquisition's Performance....... 52
     10.03.  Authority................................... 52
     10.04.  Opinion of Counsel.......................... 52
     10.05.  Execution of Put/Call Agreements............ 54
     10.06.  Tax Opinions................................ 54

ARTICLE XI. TERMINATION.................................. 55

     11.01.  Termination................................. 55
     11.02.  Termination Fee............................. 56
     11.03.  Credit Against Loan......................... 56


ARTICLE XII.   MISCELLANEOUS............................. 56

     12.01.  Representations and Warranties Not to
             Survive..................................... 56
     12.02.  Notices..................................... 56
     12.03.  Assignability and Parties in Interest....... 57
     12.04.  Governing Law............................... 57
     12.05.  Counterparts................................ 57
     12.06.  Publicity................................... 57
     12.07.  Complete Agreement.......................... 57
     12.08.  Modifications, Amendments and Waivers....... 58
     12.09.  Interpretation.............................. 58
     12.10.  Disclosure Schedule......................... 58

EXHIBITS

     EXHIBIT A - Articles of Merger
     EXHIBIT B - By-Laws
     EXHIBIT C - Form of Put/Call Agreement
     EXHIBIT D - Form of Support Agreement

     SCHEDULE OF DISCLOSURE

                   Index of Defined Terms



       Term                         Section            Page

Acquisition                         Preamble

Acquisition Common Stock            Preamble

Affiliated Entity/
  Affiliated Entities               4.03

Agreement                           Preamble

Ancillary Agreements                4.05(a)

Articles of Merger                  Preamble

Balance Sheet Date                  4.08

Cash Election                       3.01(f)

CERCLA                              4.21(a)

Certificates                        3.02(b)

Closing                             1.02

Code                                4.10

Commission                          4.02(a)

Company                             Preamble

Company Balance Sheet               4.08

Company Capital Stock               Preamble

Company Common Stock                Preamble

Company Options                     Preamble

Company Series B
  Preferred Stock                   Preamble

Company Series C
  Preferred Stock                   Preamble

       Term                         Section            Page

Company Warrants                    Preamble

Controlled Affiliated Entity        4.03

Controlled Subsidiary               4.03

Disclosure Schedule                 Article IV

Dissenting Shares                   3.04

Effective Date                      1.02

Election Deadline                   3.01(i)

Election to Retain Series B Stock   3.01(f)

Employee Plan                       4.19

Environmental Laws                  4.21

ERISA                               4.19

Exchange Agent                      3.02(a)

Form of Election                    3.01(f)

Intellectual Property               4.15

Letter Agreement                    7.20

Lilly                               Preamble

Lilly Options                       3.03(a)

Loan Documents                      4.09(j)

Material Adverse Effect             4.01

Material Leases                     4.11(b)

Merger                              1.01

Merger Consideration                3.01(c)

New Preferred Stock                 3.01(c)

OSHA                                4.21(a)

Permitted Liens                     4.11(a)

Proxy Statement                     4.22

       Term                         Section            Page

Put/Call Agreement(s)               3.05

RCRA                                4.21(a)

Real Property                       4.11(b)

S-4                                 4.22

Securities Act                      4.02(a)

Special Meeting                     4.22

Stock Election                      3.01(f)

Subsidiary/Subsidiaries             4.03

Support Agreements                  7.13

Surviving Corporation               1.01

Surviving Corporation               3.01(b)
  Common Stock

          AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of August 2, 1995 by and among ELI LILLY AND COMPANY, an Indiana corporation ("Lilly"), TRANS-IMS CORPORATION, a Colorado corporation ("Acquisition"), and INTEGRATED MEDICAL SYSTEMS, INC., a Colorado corporation (the "Company").

          WHEREAS, the authorized capital stock of Acquisition consists of 1,000 shares of Common Stock, $.01 par value ("Acquisition Common Stock"), of which 100 are issued and outstanding and entitled to vote;

          WHEREAS, the authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, without par value ("Company Common Stock"), of which, as of the date hereof, 6,577,162 shares were issued and outstanding; 2,000,000 shares of Series B Preferred Stock, $1.00 par value ("Company Series B Preferred Stock"), of which, as of the date hereof, 2,000,000 shares were issued and outstanding; 5,000,000 shares of Series C Preferred Stock, $1.00 par value ("Company Series C Preferred Stock"), of which, as of the date hereof, 3,000,000 shares were issued and outstanding (the Company Common Stock, Company Series B Preferred Stock and Company Series C Preferred Stock are hereinafter referred to collectively as "Company Capital Stock"); and in addition as of the date hereof, 1,333,333 shares of Company Common Stock are subject to issuance upon the conversion of the Company Series B Preferred Stock, 3,000,000 shares of Company Common Stock are subject to issuance upon the conversion of the Company Series C Preferred Stock, 2,391,637 shares of Company Common Stock are subject to issuance pursuant to options ("Company Options") and 660,103 shares of Company Common Stock and 500,000 shares of Company Series C Preferred Stock (convertible into 500,000 shares of Company Common Stock) are subject to issuance pursuant to warrants ("Company Warrants");

          WHEREAS, all of the issued and outstanding shares of Acquisition Common Stock are owned by Lilly;

          WHEREAS, the respective Boards of Directors of Lilly, Acquisition and the Company deem it advisable and in the best interests of their respective stockholders that Acquisition shall merge into the Company pursuant to the Articles of Merger attached hereto as Exhibit A (the "Articles of Merger") and the applicable provisions of the laws of the State of Colorado and have, by resolutions duly adopted, approved the principal terms of such merger which are herein set forth and Acquisition and the Company have directed that the principal terms of such merger be submitted to their respective stockholders for approval; and

          WHEREAS, the parties desire to state the terms and conditions of such merger, the mode of carrying the same into effect, the consideration which the holders of Company Capital Stock, Company Options, Company Warrants and Acquisition Common Stock are to receive in exchange for such shares upon the merger and such other details and provisions as are deemed necessary or desirable.

          NOW THEREFORE, the parties hereto agree as set forth below:



ARTICLE I.          THE MERGER AND EFFECTIVE DATE.

          1.01.  The Merger.  On the Effective Date (as defined in Section 1.02
                 ----------
hereof), Acquisition shall be merged (the "Merger") into the Company, which shall be (and is hereinafter sometimes referred to as) the "Surviving Corporation". The corporate existence of the Company with all its rights, privileges, powers and franchises shall continue unaffected and unimpaired by the Merger, and as the Surviving Corporation it shall be governed by the laws of the State of Colorado and succeed to all rights, privileges, powers, franchises, assets, liabilities and obligations of Acquisition in accordance with the Colorado Business Corporation Act. The separate existence and corporate organization of Acquisition shall cease upon the Effective Date and thereupon the Company and Acquisition shall be a single corporation, the Company.

          1.02.  The Effective Date.  As soon as practical after the date
                 ------------------
hereof, this Agreement and the Merger shall be submitted to the stockholders of the Company in accordance with Section 7-111-101 of the Colorado Business Corporation Act. If the Merger is duly adopted by such stockholders, then promptly thereafter, or if later, at 10:00 a.m., New York time, on the day three business days following the date on which the last of the conditions set forth in Sections 8, 9, and 10 is fulfilled or waived or at such other time and place as the parties hereto may agree, a meeting (the "Closing") will take place at such place as shall be agreed upon by the parties hereto at which the transactions contemplated hereby will be consummated. At the Closing, the appropriate officers of Acquisition and the Company shall duly execute the Articles of Merger and cause it to be duly filed with the Secretary of State of Colorado in accordance with Section 7-111-105 of the Colorado Business Corporation Act. The Merger shall become effective upon such filing in accordance with the Colorado Business

Corporation Act. The date and time when the Merger so becomes effective is referred to in this Agreement as the "Effective Date."


ARTICLE II.    ARTICLES OF INCORPORATION; BY-LAWS; DIRECTORS AND OFFICERS.

          2.01.  Articles of Incorporation.  The Articles of Incorporation of
                 -------------------------
the Company, as in effect immediately prior to the Effective Date, shall be amended on the Effective Date as set forth in the Articles of Merger. From and after the Effective Date, said Articles of Incorporation, as so amended, shall continue as the Articles of Incorporation of the Surviving Corporation, until amended in accordance with the terms thereof and as provided by law.

          2.02.  By-Laws.  The By-Laws of Acquisition, as in effect immediately
                 -------
prior to the Effective Date, a copy of which is attached hereto as Exhibit B, shall, as of the Effective Date, become the By-Laws of the Surviving Corporation, but shall be subject to alteration, amendment or repeal at any time thereafter in accordance with law, the Articles of Incorporation of the Surviving Corporation or said By-Laws.

          2.03.  Directors and Officers.  The directors and officers of the
                 ----------------------
Surviving Corporation on and immediately following the Effective Date shall, in the case of directors, be the person or persons who served as a director of Acquisition immediately prior thereto, and, in the case of officers, shall be the persons who served as officers of the Company immediately prior thereto until their respective successors are duly elected or appointed or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and By-Laws, or as otherwise provided by applicable law.


ARTICLE III. CONVERSION AND EXCHANGE OF SHARES AND OPTIONS AND RELATED PUT/CALL AGREEMENTS.

          3.01.  Conversion.  On the Effective Date, by virtue of the Merger and
                 ----------
without any further action on the part of either the Company, Acquisition or the holders of any shares of capital stock of the Company or Acquisition:

          (a) Each share of Company Capital Stock held by the Company as treasury stock shall forthwith be cancelled without payment of any consideration therefor and without any conversion thereof;

          (b) Each share of Acquisition Common Stock then issued and outstanding shall be converted into and become 120,000 validly issued, fully paid and nonassessable shares of common stock, par value $.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock");


          (c) (1) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Date (other than Dissenting Shares (as hereinafter defined), shares of Company Common Stock referred to in Section 3.01(a), and shares of Company Common Stock owned by Lilly or any subsidiary of Lilly) shall, as a matter of law, be converted, in accordance with the election to be made or to be deemed to have been made by the holder thereof in accordance with the procedures set forth in this Section 3.01, into (i) the right to receive $8.00 in cash, without interest, or (ii) the right to receive one share of Series D Preferred Stock, par value $.01 per share, of the Surviving Corporation ("New Preferred Stock").

          (c)(2) Each share of Company Series B Preferred Stock issued and outstanding immediately prior to the Effective Date (other than Dissenting Shares (as hereinafter defined)) shall in accordance with the election to be made or to be deemed to have been made by the holder thereof in accordance with the procedures set forth in this Section 3.01, either remain outstanding (with the preferences, limitations and relative rights set forth in the Articles of Incorporation of the Surviving Corporation as amended by the Articles of Merger) or, as a matter of law, be converted into (i) the right to receive $5.33 in cash, without interest, plus an amount, in cash, without interest, equal to the amount of all accrued and unpaid dividends on such share of Company Series B Preferred Stock to the Effective Date, or (ii) the right to receive two-thirds (2/3) of a share of New Preferred Stock plus an amount, in cash, without interest, equal to the amount of all accrued and unpaid dividends on such share of Company Series B Preferred Stock to the Effective Date. The cash and New Preferred Stock that may be issued pursuant to Section 3.01(c)(1) or this
Section 3.02(c)(2) is referred to herein as the "Merger Consideration".

          (c)(3) Notwithstanding the foregoing, no fractional shares of New Preferred Stock will be issued as a result of the Merger. In lieu of the issuance of fractional shares, cash payments will be made to each holder of Company Series B Preferred Stock in respect of any fractional share that would otherwise be issuable to such holder (after aggregating all of the shares of New Preferred Stock to be issued to such holder) in an amount equal to such fractional part of a share of New Preferred Stock multiplied by $8.00.

No such holder shall be entitled to dividends, voting rights or any other stockholder right in respect of any fractional share.

          (d) Each share of Company Series C Preferred Stock issued and outstanding immediately prior to the Effective Date shall, as a matter of law, be converted into and become one validly issued, fully paid and nonassessable share of Surviving Corporation Common Stock.

          (e) Notwithstanding Section 3.01(c), if between the date of this Agreement and the Effective Date, the outstanding shares of Company Common Stock or Company Series B Preferred Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the applicable cash and/or share amounts of Merger Consideration payable shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

          (f) Subject to the election procedures set forth in this Section 3.01, each record holder immediately prior to the Effective Date of shares of Company Common Stock or Company Series B Preferred Stock (other than shares of Company Common Stock owned by Lilly or any subsidiary of Lilly) will be entitled
(i) to elect to receive cash for any or all of such shares (a "Cash Election"), or (ii) to elect to receive New Preferred Stock for any or all of such shares (a "Stock Election"). In addition, each record holder immediately prior to the Effective Date of shares of Company Series B Preferred Stock will be entitled to elect to retain those shares of Company Series B Stock (an "Election to Retain Series B Stock"). All such elections shall be made on a form to be specified by Lilly and reasonably satisfactory to the Company (together with appropriate transmittal materials, a "Form of Election"). Holders of record of shares of Company Common Stock or Company Series B Preferred Stock who hold such shares as nominees, trustees or in other representative capacities may submit multiple Forms of Election.

          (g) Elections shall be made by holders of Company Common Stock or Company Series B Preferred Stock by mailing to the Exchange Agent (as hereinafter defined) a duly completed Form of Election. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent and, if the election is to receive the Merger Consideration, accompanied by the certificates representing the shares of Company Common Stock or Company Series B Preferred Stock as to which the election is being made (or by an appropriate guarantee of delivery of such certificates by a commercial bank or trust company in the United States or a member of a registered national securities exchange or the National Association of Securities Dealers, Inc.). Lilly will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of Lilly (or the Exchange Agent) in such matters shall be conclusive and binding. Neither Lilly nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by this Section
3.01 and all such computations shall be conclusive and binding on the holders of Company Common Stock or Company Series B Preferred Stock.

          (h) For the purposes hereof, a holder of Company Common Stock or Company Series B Preferred Stock who does not submit a properly completed and signed Form of Election which is received by the Exchange Agent prior to the Election Deadline (as hereinafter defined) shall be deemed to have made a Cash Election, in the case of a holder of Company Common Stock, and an Election to Retain Series B Stock, in the case of a holder of Company Series B Preferred Stock. If Lilly or the Exchange Agent shall determine that any purported Cash Election, Stock Election or Election to Retain Series B Stock was not properly made, the shareholder making such purported Election shall for purposes hereof be deemed to have made a Cash Election, in the case of a holder of Company Common Stock, and an Election to Retain Series B Stock, in the case of Company Series B Preferred Stock.

          (i) A Form of Election must be received by the Exchange Agent by the close of business on the date specified by Lilly in the Form of Election (which date shall be at least 20 business days (unless the Company, prior to the Effective Date, agrees to an earlier date) after the Notice of Election is mailed to the holders of Company Capital Stock) (the "Election Deadline") in order to be effective.

          (j) An election may be revoked, but only by written notice received by the Exchange Agent prior to the Election Deadline. Upon any such revocation, unless a duly completed Form of Election is thereafter submitted in accordance with paragraph (g), such shares shall be deemed to be Cash Election shares, in the case of Company Common Stock, and Election to Retain Series B Stock shares, in the case of Company Series B Preferred Stock.

          3.02.  Exchange of Certificates.  (a)  Prior to the mailing of the
                 ------------------------
Proxy Statement (as defined in Section

4.22), Lilly shall designate a bank or trust company reasonably acceptable to the Company to act as exchange agent in the Merger (the "Exchange Agent"). From time to time after the Effective Date, the Surviving Corporation shall deposit or shall cause to be deposited with the Exchange Agent for exchange in accordance with this Article III certificates evidencing shares of New Preferred Stock to be issued pursuant to Stock Elections. In addition, Lilly shall transmit by wire, or other acceptable means, to the Exchange Agent from time to time after the Effective Date funds when and as required for payments pursuant to Cash Elections and payments in lieu of fractional shares in accordance with this Agreement. The Exchange Agent shall agree to hold such funds in trust and deliver such funds (in the form of checks of the Exchange Agent) in accordance with this Article III and such additional terms as may be agreed upon by the Exchange Agent and Lilly. Any portion of such funds which has not been paid pursuant to this Article III by six months after the Effective Date shall promptly be paid to the Surviving Corporation, and thereafter any stockholders of the Company who have not theretofore complied with this Article III shall look only to the Surviving Corporation for payment of the Merger Consideration.

          (b) As soon as reasonably practicable after the Effective Date (unless the Company, prior to the Effective Date, agrees to an earlier mailing), Lilly will instruct the Exchange Agent to mail to each holder of record (other than (x) holders of Dissenting Shares or (y) Lilly or any subsidiary of Lilly) of a certificate or certificates which immediately prior to the Effective Date evidenced outstanding shares of Company Common Stock or Company Series B Preferred Stock (the "Certificates") , (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificate shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Lilly may specify and as are reasonably acceptable to the Company), (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing shares of New Preferred Stock or cash and (iii) a Form of Election. With respect to a holder of a Certificate, other than a Certificate representing Company Series B Preferred Stock for which a valid Election to Retain Series B Stock, or a deemed Election to Retain Series B Stock, has been made, upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of shares of New Preferred Stock which such holder has the right to receive in respect of the shares of Company Common Stock or Company Series B Preferred Stock formerly evidenced by such Certificate in accordance with Section 3.01, (B) cash which such holder is entitled to receive in accordance with Section 3.01, (C) cash in lieu of a fractional share of New Preferred Stock which such holder is entitled to receive in accordance with Section 3.01 and (D) any dividends or other distributions to which such holder is entitled pursuant to Section 3.02(c), and the Certificate so surrendered shall forthwith be cancelled; provided, however, that as to any holder who shall have executed a Put/Call Agreement with respect to any shares of New Preferred Stock, the certificates evidencing such shares shall be delivered to the Agent under the Escrow Agreement contemplated by the Put/Call Agreements. In the event of a transfer of ownership of shares of Company Common Stock or Company Series B Preferred Stock which is not registered in the transfer records of the Company, for transferees who elect to receive the Merger Consideration, a certificate evidencing the proper number of shares of New Preferred Stock and/or cash may be issued and/or paid in accordance with this
Article III to that transferee if the Certificate evidencing such shares of Company Common Stock or Company Series B Preferred Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.02, each Certificate, other than a Certificate representing shares of Company Series B Preferred Stock for which a valid Election to Retain Series B Stock, or a deemed Election to Retain Series B Stock, has been made, shall be deemed at any time after the Effective Date to evidence only the right to receive upon such surrender the appropriate Merger Consideration.

          (c) No dividends or other distributions declared or made with respect to New Preferred Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of New Preferred Stock evidenced thereby, and no other part of the Merger Consideration shall be paid to any such holder, until the holder of such Certificate shall surrender such Certificate. No interest shall accrue or be paid on the Merger Consideration.

          (d) All shares of New Preferred Stock issued and cash paid upon conversion of the shares of Company Common Stock or Company Series B Preferred Stock in accordance with the terms hereof shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such shares of Company Common Stock or Company Series B Preferred Stock. On the Effective Date, each holder of a certificate or certificates theretofore representing shares of Company Common Stock or Company Series B Preferred Stock, other than a holder of a certificate or certificates representing Company Series B Preferred Stock for which a valid Election to Retain Series B Stock, or a deemed Election to Retain Series B Stock, has been made, shall cease to have any rights as a stockholder of the Company and shall not be deemed to be a stockholder of, or be entitled to any rights of a stockholder with respect to, the Surviving Corporation but thereafter shall have only the rights set forth in this Article III.

          (e) Neither Lilly nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock or Company Series B Preferred Stock for any shares of New Preferred Stock issued upon conversion of shares of Company Common Stock or Company Series B Preferred Stock (or dividends or distributions with respect thereto) or cash in respect of shares of Company Common Stock or Company Series B Preferred Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such person of a bond in a form and an amount specified by Lilly and reasonably acceptable to the Company as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, without any interest or dividends or other payments thereon, upon due surrender of and deliverable in respect of such Certificate pursuant to this Agreement.

          (f) The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or Company Series B Preferred Stock or any holder of a Company Option or a Company Warrant such amounts as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holder in respect of the securities for which such deduction and withholding was made by the Surviving Corporation.

          (g) After the Effective Date, there shall be no transfers on the stock transfer books of the Surviving Corporation of any shares of Company Common Stock, other than any shares of Company Common Stock held by Lilly or any subsidiary of Lilly, or any shares of Company Series B

Preferred Stock which were outstanding immediately prior to the Effective Date other than shares of Company Series B Preferred Stock for which a valid Election to Retain Series B Stock, or a deemed Election to Retain Series B Stock, has been made. If, after the Effective Date, Certificates formerly representing shares of Company Common Stock which were outstanding immediately prior to the Effective Date, other than any shares of Company Common Stock held by Lilly or any subsidiary of Lilly, or shares of Company Series B Preferred Stock which were outstanding immediately prior to the Effective Date (for which a valid Election to Retain Series B Stock has not been made or deemed to be made) are presented to the Surviving Corporation or the Exchange Agent, they shall be cancelled and (subject to applicable abandoned property, escheat and similar laws and, in the case of Dissenting Shares, subject to applicable law) exchanged for Merger Consideration as provided in this Article III.

          3.03.  Options and Warrants.  (a)(1)  Each holder of Company Options
                 --------------------
shall have the right to elect to have such Company Options converted, in whole or in part, into (i) the right to receive $8.00 in cash, without interest, for each share of Company Common Stock for which such a Company Option was exercisable as of the Effective Date (except that in lieu of paying the exercise price of such Company Option, the holder thereof may elect to net the amount of the exercise price against and to that extent reduce the $8.00 otherwise receivable); or (ii) the right to purchase one share of New Preferred Stock for each share of Company Common Stock for which such a Company Option was exercisable as of the Effective Date; or (iii) fully vested options to acquire shares of Common Stock of Lilly under the 1994 Lilly Stock Plan registered on Form S-8 ("Lilly Options"). Any election pursuant to clause (ii) above must be for a whole number of shares of New Preferred Stock. Any election pursuant to this Section 3.03 shall be made by delivering to the Company prior to the Election Deadline a duly completed and signed election on a form provided by Lilly and reasonably acceptable to the Company.

          (a)(2) Each Company Option for which such election to convert into Lilly Options is duly made shall be converted as follows: each such Company Option shall become a Lilly Option with an exercise price that bears the same relationship to the fair market value of Lilly Common Stock on the Effective Date (as such value is determined under the 1994 Lilly Stock Plan) as the exercise price of the Company Option bears to $8.00; and the number of shares subject to the Lilly Option shall be the number that will result in the Lilly Option having the same aggregate "spread" as existed on the Company Option.
(For this purpose, the aggregate "spread" on the Company Option shall be (x) the difference between $8.00 and the exercise price of the Company Option multiplied by (y) the number of shares subject to the Company Option; and the aggregate "spread" on the Lilly Option shall be (x) the difference between the exercise price of the Lilly Option and the fair market value of Lilly Common Stock on the Effective Date multiplied by (y) the number of shares subject to the Lilly Option.) By way of illustration, if a holder owns a Company Option on 100 shares of Company Common Stock at an exercise price of $2.00 per share, then the aggregate "spread" is $600, i.e., ($8.00 - $2.00) x 100. If the fair market value of Lilly Common Stock on the Effective Date is $80 per share, the exercise price of the Lilly Option will be $20, i.e., 2/8 = 20/80, and the number of Lilly shares subject to the Lilly Option will be 10, i.e., the aggregate "spread" of $600 divided by the per share "spread" of $60 under the Lilly Option. The other terms and conditions of the Lilly Option will, to the extent practicable and permitted under the 1994 Lilly Stock Plan, be substantially the same as the Company Option for which the Lilly Option is substituted. Notwithstanding the foregoing, no Lilly Option to purchase a fractional share of Common Stock of Lilly will be issued to a holder of a Company Option. In lieu thereof, a cash payment will be made in respect of any such Lilly Option that would otherwise be issuable to such holder (after aggregating all of the Lilly Options to be issued to such holder) in an amount equal to such fractional part of a Lilly Option multiplied by the "spread" on a Lilly Option for one share of Lilly Common Stock.

          (b) As of the Effective Date, by virtue of the Merger and without any further action on the part of either the Company, Acquisition or the holders of any shares of capital stock of the Company or Acquisition or of any Company Option, each Company Option for which an election in accordance with Section 3.03(a) hereof is not duly made prior to the Election Deadline shall automatically be converted into a Lilly Option pursuant to Section 3.03(a) as if the holder had made an election to receive Lilly Options under that Section. Except as expressly provided in this Agreement or as any holder of a Company Option may agree in respect of such Company Option, each Company Option shall continue unchanged following the Effective Date; provided, however, that no Company Option shall be exercisable for New Preferred Stock after the date on which all outstanding shares of New Preferred Stock have been redeemed by the Company or purchased by Lilly or any affiliate of Lilly and, on such date, any such outstanding Company Option shall be deemed to have been exercised and the New Preferred Stock issuable thereupon shall be deemed to have been redeemed and the holder of such Company Option shall be paid the net amount resulting from subtracting the exercise price from the amount payable upon such deemed redemption.

          (c) On the Effective Date, by virtue of the Merger and without any further action on the part of either the Company, Acquisition or the holders of any shares of capital stock of the Company or Acquisition or of any Company Warrant, (1) each Company Warrant (other than any Company Warrants owned by Lilly or any of its subsidiaries) shall be converted, at the election of the holder thereof made prior to the Election Deadline, into the right to receive $8.00 in cash, without interest, for each share of Company Common Stock for which such Company Warrant was exercisable as of the Effective Date (except that in lieu of paying the exercise price of such Company Warrant, the holder thereof may elect to net the amount of the exercise price against and to that extent reduce the $8.00 otherwise receivable); absent such an election, such Company Warrant shall automatically be converted into the right to purchase one share of New Preferred Stock for each share of Company Common Stock for which such Company Warrant was exercisable as of the Effective Date; and (2) each Company Warrant owned by Lilly or any of its subsidiaries shall, on the Effective Date, be converted into the right to purchase one share of Surviving Corporation Common Stock for each share of Company Capital Stock for which such Company Warrant was exercisable as of the Effective Date. Except as expressly provided in this Agreement or as any holder of a Company Warrant may agree in respect of such Company Warrant, each such Company Warrant shall continue unchanged following the Effective Date.

          (d) The election procedures for Company Options and Company Warrants shall be substantially the same as those applicable to Company Common Stock and Company Series B Preferred Stock, with such modifications, if any, as shall be specified by Lilly and as are reasonably acceptable to the Company.

          (e) On the Effective Date, each holder of a Company Option or a Company Warrant shall cease to have any rights to acquire any Company Capital Stock upon exercise of a Company Option or Company Warrant, and shall thereafter have only the rights to receive Lilly Options, cash or New Preferred Stock set forth in this Article III.

          (f) The Company may impose such restrictions on the exercise of Company Options and Company Warrants as the Company shall reasonably determine to be necessary in order to comply with applicable securities laws.

          3.04.  Dissenting Shares.  Notwithstanding anything in this Agreement
                 -----------------
to the contrary, shares of Company Common Stock or Company Series B Preferred Stock which are outstanding immediately prior the Effective Date (other than the shares referred to in Section 3.01(a)) and which are held by stockholders who shall have made a demand for payment in the manner provided in Section 7-113-204 of the Colorado Business Corporation Act (the "Dissenting Shares") shall not be converted into the right to receive, or be exchangeable for, the Merger Consideration, but instead the holders thereof shall be entitled to payment of the fair value of such shares plus accrued interest in accordance with the provisions of Section 7-113-206, provided, however, that if any holder fails to establish such holder's entitlement to payment of fair value as provided in Section 7-113-204, such holder or holders (as the case may be) shall forfeit the right to payment of fair value of such shares and such shares shall thereupon be deemed to have been converted into the right to receive, and to have become exchangeable for, as of the Effective Date, the Merger Consideration as if the holder or holders thereof had made a Cash Election. From and after the Effective Date, any payments with respect to demands for payment or in settlement of any such demands shall be made by the Company as the Surviving Corporation in all circumstances. The Company shall give prompt notice to Lilly of any demands received from Dissenting Stockholders for payment for their shares. The Company shall not, except with the prior written consent of Lilly, voluntarily make any payment with respect to, or settle, any such demands for payment.

          3.05.  Put/Call Agreements.  In connection with the Merger, Lilly will
                 -------------------
offer to each record holder of shares of Company Capital Stock, Company Options or Company Warrants the right to enter into an agreement, substantially in the form attached as, and containing the terms set forth in, Exhibit C, with respect to any or all shares of New Preferred Stock issued to such holder in the Merger or upon the subsequent exercise of Company Options or Company Warrants (each, a "Put/Call Agreement" and, collectively, the "Put/Call Agreements").


ARTICLE IV.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          Except as set forth in the Disclosure Schedule ("Disclosure Schedule") of even date herewith and signed by an officer of the Company, the Company represents and warrants to Lilly and Acquisition as follows:

          4.01.  Organization.  The Company is (a) a corporation duly organized,
                 ------------
validly existing and in good standing under the laws of the State of Colorado, has full corporate power and lawful authority to carry on its business which it is now conducting and to own or lease and operate the assets and properties now owned or leased and operated by it, and (b) is duly qualified to do business and is in good standing in each other jurisdiction in which qualification is required for it to hold the property or conduct the business it holds or conducts therein, which jurisdictions are set forth in Section 4.01 of the Disclosure Schedule, except in the case of clause (b) above, to the extent that any failure of the Company so to qualify would not have a material adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities, earnings or business of the Company and its Subsidiaries (as defined below) considered as a whole (a "Material Adverse Effect") and would not impair the Company's ability to consummate the Merger or the other transactions contemplated hereby. To the Company's knowledge, any failure to qualify where qualification is required is set forth in Section 4.01 of the Disclosure Schedule.

          4.02.  Capitalization.  (a)  The Company's authorized, issued and
                 --------------
outstanding capital stock, and the number of shares of Company Capital Stock issuable upon exercise of outstanding Company Options and Company Warrants, at the date hereof, are correctly stated in the preamble to this Agreement. All the outstanding shares of Company Capital Stock are, and all shares of Company Capital Stock which will be outstanding on the Effective Date will be, duly authorized and validly issued, fully paid and nonassessable and will have been offered, issued and sold in compliance with all applicable securities laws (Federal or state). All outstanding Company Options and Company Warrants granted by the Company are validly outstanding, and all shares of Company Capital Stock to be issued upon exercise thereof are duly authorized and will be validly issued, fully paid and nonassessable; and the shares of Surviving Corporation Common Stock and the New Preferred Stock to be issued in the Merger, or upon exercise after the Effective Date of Company Options or Company Warrants pursuant to Section 3.03, or upon the conversion after the Effective Date of shares of Company Series B Preferred Stock for which a valid Election to Retain Series B Stock is made or is deemed to be made, will, when issued in exchange for shares of Acquisition Common Stock or Company Capital Stock, or upon such exercise of Company Options or Company Warrants or conversion of such Series B Preferred Stock, pursuant to this Agreement, be duly authorized and validly issued, fully paid and nonassessable. Except as set forth in the preamble, there are no shares of capital stock of the Company authorized, issued or outstanding, and there are no options, calls, subscriptions, warrants, rights, agreements or commitments of any character obligating the Company, contingently or otherwise, to issue shares of its capital stock or securities or rights convertible into shares of its capital stock or, except as set forth in Section 4.02(a) of the Disclosure Schedule, to register shares of its capital stock or securities or rights convertible into shares of its capital stock under the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable securities laws (Federal or state). The Company is not required to register any class of equity security with the Securities and Exchange Commission (the "Commission") pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

          (b) Except as set forth in Section 4.02(b) of the Disclosure Schedule, (i) all outstanding shares of capital stock of each Subsidiary (as hereinafter defined) and all equity or ownership interests in each Affiliated Entity (as hereinafter defined) are owned beneficially and of record by the Company free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever (other than pursuant to the Loan Documents (as hereinafter defined)) and are not subject to any preemptive rights, and (ii) there are no outstanding options, calls, subscriptions, warrants, rights, agreements or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of capital stock of any Subsidiary or equity or ownership interests in any Affiliated Entity.

          4.03.  Subsidiaries, Affiliated Entities and Other Relationships.  (a)
                 ---------------------------------------------------------
Except as set forth in Section 4.03 of the Disclosure Schedule, the Company does not own, directly or indirectly, in excess of 1% of the capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in excess of 1% of the total equity or ownership interests in, or any interest as a general partner in, any partnership, joint venture or other business association or entity and the Company does not own, directly or indirectly, any of the capital stock of Lilly.

          (b) Each corporation that is listed in Section 4.03 of the Disclosure Schedule and in which the Company owns, directly or indirectly, in excess of 20% of the capital stock or other equity securities (each a "Subsidiary", and collectively the "Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation (as indicated in Section 4.03 of the Disclosure Schedule) with full corporate power and lawful authority to carry on its business which it is now conducting and to own or lease and operate the assets and properties now owned or leased and operated by it, and is duly qualified to do business and is in good standing in each other jurisdiction in which qualification is required for it to hold the property or conduct the business it holds or conducts therein, and each partnership, joint venture or other business association or entity that is listed in Section 4.03 of the Disclosure Schedule and in which the Company has any direct or indirect equity or ownership interest in excess of 20% of the total equity or ownership interests, or any interest as a general partner (each an "Affiliated Entity," and collectively the "Affiliated Entities"), is duly organized, validly existing, qualified to do business and in good standing under all applicable laws with full power and authority to carry on its business which it is now conducting and to own or lease and operate the assets and properties now owned or leased by it, except to the extent that any failures to so qualify would not, alone or in the aggregate, have a Material Adverse Effect and would not impair the Company's ability to consummate the Merger or the other transactions contemplated hereby. To the Company's knowledge, any failure to qualify where such qualification is required is set forth in Section 4.03 of the Disclosure Schedule. (Any Affiliated Entity in which the Company or a Subsidiary is a general partner or which is controlled directly or indirectly by the Company is hereinafter called a "Controlled Affiliated Entity." Any Subsidiary in which the Company owns directly or indirectly 50% or more of the capital stock having ordinary voting power for the election of directors (other than Illinois Medical Information Network, Inc. and IMS-Net of Arkansas, Inc.) is hereinafter called a "Controlled Subsidiary.")

          4.04.  Articles of Incorporation and By-Laws; Minute Books and Stock
                 -------------------------------------------------------------
Books.  The Company has delivered to Lilly complete and accurate copies of the
-----
Articles of Incorporation and By-Laws of the Company, and the articles or certificates of incorporation and by-laws (or other organizational documents) of each Controlled Subsidiary and Controlled Affiliated Entity, as in effect on the date hereof. The minute books and stock books of the Company and its Controlled Subsidiaries are up-to-date and accurately reflect the meetings of stockholders and directors (or actions taken by written consent in lieu of a meeting) of the Company and its Controlled Subsidiaries, and all stock issuances and transfers (other than transfers as to which the Company has not been given notice).

          4.05.  Authority Relative to Merger Documents.  (a)  The Company has
                 --------------------------------------
full corporate power to enter into this Agreement and the Put/Call Agreements and the Escrow Agreement contemplated by the Put/Call Agreements (the Put/Call Agreements and the Escrow Agreement are hereinafter collectively called the "Ancillary Agreements"), and, subject to the approval of its stockholders, to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements and the filing of the Articles of Merger and the consummation of the transactions contemplated by this Agreement and the

Ancillary Agreements have been duly and validly authorized by its Board of Directors; except for the approval of its stockholders, no other corporate acts or proceedings on the part of the Company are necessary to authorize this Agreement or the Ancillary Agreements or the transactions contemplated by this Agreement or the Ancillary Agreements; and, subject to the approval of its stockholders, this Agreement and the Ancillary Agreements constitute the valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

          (b) Neither the execution and delivery of this Agreement or the Ancillary Agreements by the Company nor the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements nor compliance by the Company with any of the provisions of this Agreement or the Ancillary Agreements will (i) violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, trigger any change-of-control provisions or rights of purchase or sale, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Subsidiary or Affiliated Entity under, any of the terms, conditions or provisions of the respective Articles of Incorporation or By-Laws of the Company or the articles or certificate of incorporation or by-laws (or other organizational documents) of any Subsidiary or Affiliated Entity, or the Company Options or Company Warrants or any note, bond, mortgage, indenture, deed of trust, license, partnership agreement, joint venture agreement, collaborative arrangement or relationship or other contract, commitment or agreement or other instrument or obligation to which the Company or any Subsidiary or Affiliated Entity is a party, or by which the Company or any Subsidiary or Affiliated Entity or any of their respective properties or assets may be bound or affected, except for such conflict, breach or default as to which requisite waivers or consents shall have been obtained by the Company or its Subsidiary or Affiliated Entity as appropriate, or shall have been waived by Lilly in writing, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any Subsidiary or Affiliated Entity or any of their respective properties or assets./1/

---------------
/1/ The representations and warranties made by the Company in this Section 4.05(b) and subsequent Sections with respect to any Subsidiary or Affiliated Entity which is not a Controlled Subsidiary or a Controlled Affiliated Entity are being made only to the best of the Company's knowledge.

          (c) No consent or approval by, notice to or registration with any governmental authority, other than (i) compliance with applicable Federal and state securities laws and (ii) filing of the Articles of Merger with the Secretary of State of the State of Colorado, is required on the part of the Company and its Subsidiaries and Affiliated Entities prior to the Effective Date in connection with the execution and delivery by the Company of this Agreement and the Ancillary Agreements or the consummation by the Company of the Merger and the other transactions contemplated by this Agreement and the Ancillary Agreements.

          4.06.  Compliance with Law.  Except for matters that individually or
                 -------------------
in the aggregate would not reasonably be expected to have a Material Adverse
Effect: (i) the Company and each Subsidiary and Affiliated Entity now holds all, and in the past has at all times held, and the Company and each Subsidiary and Affiliated Entity is now, and has at all times in the past been, in compliance with, all licenses, permits and authorizations necessary for the lawful conduct of their businesses under and pursuant to, and (ii) is now in compliance with, and in the past has been in compliance with, all applicable statutes, laws, ordinances, rules and regulations of all Federal, state, local and foreign governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over them or over any part of their operations. To the Company's knowledge, any failure or failures, whether or not reasonably expected to have a Material Adverse Effect, to hold any licenses, permits or authorizations referred to in clause (i) or to comply therewith or to comply with any statutes, laws, ordinances, rules and regulations referred to in clause
(ii) is set forth in Section 4.06 of the Disclosure Schedule.

          4.07.  Financial Statements.  The Company has delivered to Lilly (i)
                 --------------------
audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1992, 1993 and 1994, and the related statements of operations and cash flows for the periods ended on each of those dates, all of which are accompanied by the related opinions of Arthur Andersen LLP, independent public accountants and (ii) an unaudited consolidated balance sheet of the Company and its Subsidiaries as of May 31, 1995, and the related unaudited statement of operations and cash flows for the five months then ended. All such financial statements, together with the notes thereto, are in accordance with the respective books and records of the Company and its Subsidiaries, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered by such statements and present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries and the results of their operations and changes in their consolidated financial position, as of the respective dates and for the respective periods indicated, except that the unaudited consolidated financial statements may be subject to normal year-end adjustments, none of which will be material.

          4.08.  Absence of Undisclosed Liabilities.  Except as set forth on the
                 ----------------------------------
unaudited consolidated balance sheet of the Company and its Subsidiaries at May 31, 1995 referred to in Section 4.07 (the "Company Balance Sheet"), or in the notes thereto, and except as set forth in the Disclosure Schedule and except for liabilities not so set forth that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect: (i) neither the Company nor any of its Subsidiaries, at such date (the "Balance Sheet Date"), had any indebtedness or liability, absolute, contingent or otherwise, whether or not of a nature required to be reflected or reserved against in a balance sheet prepared in accordance with generally accepted accounting principles; (ii) neither the Company nor any of its Subsidiaries had outstanding on the date hereof any indebtedness or liability, absolute, contingent or otherwise, and
(iii) neither the Company nor any of its Subsidiaries on the Effective Date shall have any indebtedness or liability, absolute, contingent or otherwise. Between the date hereof and the Effective Date, the Company will not, and will not permit any of its Subsidiaries to, without prior written consent of Lilly, incur or become subject to, or agree to incur or become subject to, any liability or obligation, absolute, contingent or otherwise, except liabilities incurred in the ordinary course of business consistent with past practice and obligations under contracts entered into in the ordinary course of business consistent with past practice.

          4.09.  Absence of Certain Changes or Events.  Other than as set forth
                 ------------------------------------
in Section 4.09 of the Disclosure Schedule or as expressly contemplated by this Agreement, the Company and its Subsidiaries and Affiliated Entities have since the Balance Sheet Date conducted their respective businesses only in the ordinary course consistent with past practice and there has not been any occurrence or event that, in any one case or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect or would impair the Company's ability to consummate the Merger and the other transactions contemplated by this Agreement; and, without limiting the foregoing, except as set forth in Section 4.09 of the Disclosure Schedule or as expressly contemplated by this Agreement, there has not been since the Balance Sheet Date any:

          (a) issuance or sale, agreement to issue or sell or authorization of the issuance or sale of any shares of Company Capital Stock or capital stock of any Subsidiary or other securities exchangeable for or convertible into shares of Company Capital Stock or capital stock of any Subsidiary or the grant of any options or rights to acquire any shares of Company Capital Stock or capital stock of any Subsidiary, except pursuant to Company Options and Company Warrants disclosed in the preamble to this Agreement, or, any amendment of any currently outstanding Company Options or Company Warrants or other rights or securities of the Company or any Subsidiary;

          (b) purchase or other acquisition, directly or indirectly, of any shares of Company Capital Stock or capital stock of any Subsidiary or any securities exchangeable for or convertible into shares of Company Capital Stock or capital stock of any Subsidiary;

          (c) declaration or payment of any dividends on Company Capital Stock or capital stock of any Subsidiary not wholly-owned by the Company;

          (d) entering into any material transaction relating to the Company or any Subsidiary or Affiliated Entity, including, without limitation, any material joint venture, partnership, sponsorship or network licensing arrangements or relationships, or terminating, modifying or changing any existing material joint venture, partnership, sponsorship or network licensing arrangements or relationships;

          (e) merger or consolidation with, or purchase of substantially all of the assets of, or other acquisition of any business or any proprietorship, firm, association, corporation or other business organization or division thereof by the Company or any Subsidiary or Affiliated Entity;

          (f) change in the respective banking or safety deposit box arrangements of the Company and its Subsidiaries set forth in the Disclosure Schedule;

          (g) grant of any powers of attorney, except in connection with patent and trademark applications and prosecutions, and in the ordinary course of business;

          (h) increase or increases or decrease or decreases in the rates of direct compensation payable or to become payable by the Company or any Subsidiary to any of their respective officers, employees, agents or consultants, other than routine increases or decreases made in the ordinary course of business, or any bonus, service award or other like benefit, granted, made or agreed to for any such officer, employee, agent or consultant, or any welfare, pension, retirement or similar payment or arrangement made or agreed to, except payments made pursuant to the existing agreements or plans described in Section 4.14 or 4.19 of the Disclosure Schedule and except payments or arrangements agreed to in the ordinary course of business and consistent with past practices or as required by law;

          (i) amendment or change in the Articles of Incorporation or By-Laws of the Company or the articles or certificate of incorporation or by-laws (or other organizational documents) of any Subsidiary or Affiliated Entity;

          (j) issuance or sale by the Company or any Subsidiary of any promissory notes, bonds or other corporate debt securities of the Company or any Subsidiary or Affiliated Entity or other incurrence of indebtedness for borrowed money except (a) in the ordinary course of business, (b) under existing lines of credit or (c) under the Promissory Notes and related Security Agreements and Pledge Agreements, dated June 12, 1995, and July 27, 1995, between the Company and Lilly (together, the "Loan Documents");

          (k) discharge or satisfaction of any lien, charge or encumbrance or payment of any obligation or liability, absolute or contingent, other than current liabilities and the current portion of bank debt, if any, shown on the Company Balance Sheet and current liabilities incurred since the Balance Sheet Date in the ordinary course of business;

          (l) mortgage, pledge or subjection to lien, charge or any other encumbrance of any of the assets of the Company or any Subsidiary or Affiliated Entity, tangible or intangible, except Permitted Liens (as hereinafter defined) or pursuant to existing lines of credit or the Loan Documents;

          (m) lending of any money of the Company or any Subsidiary or Affiliated Entity or otherwise pledging the credit of the Company or any Subsidiary or Affiliated Entity, or the sale, assignment or transfer of any of the tangible assets of the Company or any Subsidiary or Affiliated Entity or cancellation of any debts or claims, except in each case in the ordinary course of business;

          (n) cancellation, amendment, termination, waiver or sale, assignment or transfer of any material

     Intellectual Property (as defined in Section 4.14 hereof);

          (o) material increase in the rate at which the Company incurs net losses or reduces its available cash;

          (p) waiver of any rights of substantial value by the Company or any Subsidiary or Affiliated Entity, whether or not in the ordinary course of business;

          (q) settlement or other compromise of any material litigation against the Company or any Subsidiary or Affiliated Entity;

          (r) reclassification of the shares of capital stock of the Company or any Subsidiary;

          (s) entrance into any collective bargaining agreement by the Company or any Subsidiary;

          (t) capital expenditures by the Company or any Subsidiary or incurring of any liability therefor of more than $25,000 in any one case or $125,000 in the aggregate, other than the replacement of VAX ComCenters with new NT Technology;

          (u) change in the method of accounting or accounting practice of the Company or any Subsidiary; or

          (v) contract, agreement or understanding by the Company or any Subsidiary or Affiliated Entity to cause or allow any of the foregoing.

          4.10.  Tax Matters.  The Company and its Subsidiaries have filed in a
                 -----------
timely manner or received appropriate extensions for all returns which are required to have been filed by each of them, and such returns are complete and accurate in all material respects, and the Company and its Subsidiaries have paid or made provision for the payment of all taxes which are due and payable pursuant to such returns or pursuant to any assessments received by them, whether or not in connection with such returns. The amounts set up as provisions for taxes on the Company's consolidated balance sheets as of December 31, 1994 and the Balance Sheet Date, respectively, are sufficient in the aggregate with respect to (i) all unpaid Federal, state, county, local and foreign taxes, whether or not disputed, agreed to or applicable as of December 31, 1994 and the Balance Sheet Date, respectively, and for all years and periods prior thereto for which the Company or its Subsidiaries may be liable and (ii) all deferred taxes for all taxable and deductible items included in the consolidated statements of income of the Company and its Subsidiaries for the year ended December 31, 1994 and the five months ended May 31, 1995, and for all years and periods prior thereto, regardless of when such items are reportable for tax purposes. The United States Internal Revenue Service has not audited any Federal income tax returns filed by the Company and its Subsidiaries. There are no agreements for the extension of the time for the assessment of any amounts of tax. The Company has made available to Lilly true and complete copies of all Federal, state, county, local and foreign income tax returns filed by the Company or its Subsidiaries, together with all available revenue agents' reports and conferees' reports covering any income tax examinations. There are no tax liens upon any property or assets of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is a party to any pending action or proceeding by any governmental authority for the assessment or collection of any tax, and no claim for assessment or collection of any tax has been asserted against the Company or its Subsidiaries that has not been paid. There are no pending or, to the Company's knowledge, threatened audits, investigations, or claims for or relating to any liability in respect of taxes. Neither the Company nor any of its Subsidiaries has (A) filed a statement under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code") (or any comparable state or local income tax provision) consenting to have the provisions of Section 341(f)(2) of the Code (or any comparable state or local income tax provision) apply to any disposition of any of its assets or property or (B) agreed to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. The Company and its Subsidiaries have complied and will comply in all material respects through the Closing Date with all regulations relating to the payment and withholding of employees' wages and payment over to the proper governmental authorities of all amounts required to be so withheld. The Company is not a United States real property holding corporation as defined in Section 897 of the Code. Except as set forth in Section 4.10 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has entered into (and prior to the Closing Date, shall not enter into) any employment agreement or other employment arrangement which has given or will give rise to any "excess parachute payment" (within the meaning of Section 280G of the Code) taking into account the change in control of the Company and its Subsidiaries contemplated by this Agreement and prior changes in control of the Company and its Subsidiaries or any corporations whose assets were acquired by the Company or its Subsidiaries.

          4.11.  Title to Properties.  (a)  Except as set forth in Section 4.11
                 -------------------
of the Disclosure Schedule, the Company and each Subsidiary and Affiliated Entity has good and marketable title to, or a valid, binding and enforceable leasehold interest in, all of its respective properties and assets, real, personal and mixed, tangible and intangible, including those reflected on the Company Balance Sheet (except those subsequently disposed of in the ordinary course of business), free and clear of all mortgages, liens, pledges, changes, encumbrances or title defects of any nature whatsoever other than (i) liens listed in Section 4.11 of the Disclosure Schedule, (ii) liens for taxes accrued but not yet due or for taxes the validity of which is being contested in good faith by appropriate proceedings, (iii) statutory liens of carriers, warehousemen, mechanics, workmen and materialmen for liability or obligations incurred in the ordinary course of business that are not yet delinquent or are being contested in good faith, and (iv) liens that were incurred in the ordinary course of business and that were not incurred in connection with the borrowing of money and that, either individually or in the aggregate, do not materially detract from the value of the property to which they attach or materially impair the use of such property (collectively, "Permitted Liens").

          (b) Section 4.11 of the Disclosure Schedule sets forth: (i) a correct and complete list of all leases of real property to which the Company or any Subsidiary is a party as lessee as of the date hereof involving annual lease payments of more than $25,000 (the "Material Leases"), (ii) a correct and complete list of all real property owned by the Company or any Subsidiary as of the date hereof (the "Real Property"), and (iii) all options to purchase any real property. The Company has previously made available to Lilly true, correct and complete copies of the Material Leases, contracts to purchase, deeds, title insurance policies and other title documents relating to the Real Property and any options relating to such real properties as are under option.

          4.12.  Accounts Receivable.  The accounts receivable shown on the
                 -------------------
Company Balance Sheet at the Balance Sheet Date or acquired by the Company after the Balance Sheet Date and prior to the Effective Date have been collected or to the Company's knowledge are (or will be) collectible in amounts not less than the aggregate amount thereof (net of allowance for doubtful accounts established in accordance with prior practice) carried (or to be carried) on the books of the Company.

          4.13.  Physicians.  The Company has connectivity with at least 25,000
                 ----------
physicians through networks operated by the Company, Subsidiaries, Affiliated Entities or licensees from the Company and at least 1,250 physicians under contract to be connected to such networks. There are no restrictions on the Company's right or ability to communicate with such physicians.

          4.14.  Material Contracts.  Section 4.14 of the Disclosure Schedule
                 ------------------
sets forth a true and complete list as of the date of this Agreement of contracts, commitments and agreements (for purposes of this Agreement, contracts, commitments and agreements shall include, without limitation, all joint venture, partnership, sponsorship and network licensing arrangements or relationships of the Company and its Subsidiaries) to which the Company or any Subsidiary or Affiliated Entity is a party or under which any of them is obligated or bound or to which any of their properties or assets may be subject, which involve a payment or receipt by the Company or any Subsidiary after the date hereof of more than $25,000 in any one year or $75,000 in the aggregate, and contracts, commitments and agreements that individually or in the aggregate with other contracts, commitments and agreements are material to the business of the Company and its Subsidiaries, other than any contract, agreement or commitment set forth in Section 4.19 of the Disclosure Schedule. Each of such contracts is in full force and effect and is enforceable against all parties thereto in accordance with its terms. Neither the Company nor any of its Subsidiaries or Affiliated Entities is in default under any such contract, commitment or agreement, and the Company has no knowledge of any fact, circumstance or event which might reasonably be expected in the future to cause it or any of its Subsidiaries or Affiliated Entities to be in default under any such contract, commitment or agreement; and no party having any commitment to, or contract or agreement with, the Company or any Subsidiary or Affiliated Entity is in default thereunder and the Company has no knowledge of any fact, circumstance or event which might reasonably be expected in the future to cause any such party to be in default under any such contract, commitment or agreement.

          4.15.  Patents, Trademarks, Copyrights and Trade Secrets.  Section
                 -------------------------------------------------
4.15 of the Disclosure Schedule contains a true and complete list of all United States and foreign patents and patent applications, trademarks (whether registered or as to which registration has been applied for), trade names, service marks and copyrights owned by the Company or any of its Subsidiaries, or owned by third parties and to or in which the Company or any of its Subsidiaries has any interest, as of the date hereof. Patents, patent applications, trademarks, trade names, service marks, copyrights, processes, designs, formulae, inventions, know-how, trade secrets, ideas or concepts are collectively referred to herein as "Intellectual Property".

There is (i) no existing or, to the knowledge of the Company, threatened infringement, misuse or misappropriation of any material Intellectual Property of the Company or any Subsidiary or Affiliated Entity by others and (ii) no pending or threatened claim by the Company or any Subsidiary or Affiliated Entity against others for infringement, misuse or misappropriation, of any material Intellectual Property of the Company or its Subsidiaries or Affiliated Entities. Neither the Company nor any of its Subsidiaries or Affiliated Entities is infringing, misusing or misappropriating any Intellectual Property of any third party and no claim of such infringement, misuse or misappropriation is pending or, to the knowledge of the Company, threatened. All Intellectual Property which is necessary to, or is (or at any time in the past was) used in, the business of the Company or any Subsidiary or Affiliated Entity is (or at all appropriate times was) either owned by the Company or one or more of its Subsidiaries or Affiliated Entities free and clear of any adverse claims of any nature of any third party or is (or at all appropriate times was) the subject of an appropriate license or agreement pursuant to which the Company or one or more of its Subsidiaries or Affiliated Entities, as appropriate, was granted the right to make such uses thereof. All the patents, patent applications, trademarks, trade names, service marks and copyrights shown in Section 4.15 of the Disclosure Schedule are owned by the Company or its Subsidiaries or Affiliated Entities, free from any objections, defects or adverse claims of interest of any third party. All patents owned by or licensed to the Company or any Subsidiary or Affiliated Entity are valid patents, and the Company has no knowledge of any facts or claims which may bring such validity into question.

          4.16.  Litigation.  There are no claims, actions, suits, labor
                 ----------
disputes, investigations and proceedings of any kind, pending or, to the Company's knowledge, threatened which involve, affect or relate to the Company or any of its Subsidiaries or Affiliated Entities or their respective officers, employees, directors, agents or representatives in connection with the business and affairs of the Company and its Subsidiaries or Affiliated Entities that, if adversely determined, would, in any one case, result in a liability for the Company or any Subsidiary or Affiliated Entity in excess of $50,000 or would, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, there is no reasonable basis for any such claim, action, suit, labor dispute, investigation or proceeding. There are no agreements, decrees, injunctions or orders of or with any court or governmental department or agency outstanding against the Company or any of its Subsidiaries or Affiliated Entities. Section 4.16 of the Disclosure Schedule contains a true and complete list of all lawsuits, investigations and proceedings pending or, to the Company's knowledge, threatened, against the Company or any of its Subsidiaries or Affiliated Entities.

          4.17.  Insurance.  Section 4.17 of the Disclosure Schedule contains a
                 ---------
true and complete list of all insurance policies currently in force with respect to the business of the Company and its Subsidiaries, together with the premiums currently paid thereon. Such policies are in such amounts and insure against such losses and risks as are reasonably adequate to protect the properties and businesses of the Company and its Subsidiaries.

          4.18.  Information Provided by the Company.  The information to be
                 -----------------------------------
provided by the Company to Lilly for use in any application or filing to be made to any governmental body in connection with the Merger will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading.

          4.19.  ERISA.  Except for the Employee Plans identified in Section
                 -----
4.19 or 4.20 of the Disclosure Schedule, neither the Company nor any Subsidiary maintains or contributes to any Employee Plan. For purposes of this Section, "Employee Plan(s)" shall mean and include any pension, retirement, profit-sharing, severance, termination, deferred compensation, bonus or other incentive plan, stock option or stock purchase plan, medical, retiree medical, vision, dental or other health plan, or life insurance plan, or any other employee benefit plan, program, employment agreement, arrangement, agreement or understanding, including, without limitation, any "employee benefit plan" as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") that provides benefits to any current or former employees, officers or directors of the Company or its Subsidiaries. The Company has made available to Lilly true, correct and complete copies of all Employee Plans, summary plan descriptions thereof (to the extent required by ERISA), and all trust agreements or funding agreements including insurance contracts and all amendments thereto and the most recently received IRS determination letter, the most recently filed IRS Form 5500 and the most recently prepared actuarial valuation. Except as disclosed in Section 4.19 of the Disclosure Schedule, with respect to such Employee Plans in respect of the Company and/or its
Subsidiaries: (i) each Employee Plan that is a "welfare benefit plan" (as defined in section 3(1) of ERISA) is either unfunded or funded through insurance contracts; (ii) neither the Company nor any Subsidiary is in default under any Employee Plan, and all such Employee Plans have been maintained in compliance with all applicable provisions of all applicable statutes, rules or regulations (including, without limitation, ERISA and the Code); (iii) as to each Employee Plan for which an Annual Report, including schedules, or comparable report, is required to be filed under ERISA or the Code or any analogous legislation, each such Annual Report has been filed, no liabilities with respect to such plan existed on the date of such Annual Report except as disclosed therein, and no adverse change has occurred with respect to the financial data covered by such Annual Report since the date thereof; (iv) the execution of this Agreement and performance of the transactions contemplated hereby will not constitute a stated triggering event under any Employee Plan that will result in any payment (whether of severance pay or otherwise) becoming due from the Company, any Subsidiary, Acquisition or Lilly to any employees of the Company or any Subsidiary; (v) each such Employee Plan that is a "pension plan," as defined in section 3(2) of ERISA, is tax-qualified under Section 401(a) of the Code; (vi) there has not been an accumulated funding deficiency (as defined in Section 412 of the Code) for which an excise tax is due for any Employee Plan that is a "pension plan" within the meaning of Section 3(2) of ERISA and that is tax-qualified under Section 401(a) of the Code; and the assets of each Employee Plan that is such a pension plan are at least as great as the respective liabilities of each such plan on a termination basis based on the assumptions used in the most recent actuarial valuation as of the date set forth in such valuation;
(vii) neither the Company nor any Subsidiary has maintained, contributed to or been required to contribute to (A) at any time since September 1, 1974, any Employee Plan under which more than one employer makes contributions (within the meaning of section 4064(a) of ERISA) or (B) at any time since August 25, 1980, to any Employee Plan that is a "multiemployer plan" (as defined in section 3(37)(A) or (D) of ERISA, as amended by the Multiemployer Pension Plan Amendments Acts of 1980); (viii) none of the Employee Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former officer, director or employee of the Company or any Subsidiary; and
(ix) there has been no prohibited transaction (within the meaning of section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Plan which could subject the Company or any Subsidiary or any Employee Plans (or their trusts, trustees or administrators) to any tax or penalty imposed under Section 4975 of the Code or section 502(i) or ERISA; no complete or partial termination has occurred within the five years preceding the date hereof with respect to any Employee Plan; and no reportable event (within the meaning of section 4043 of ERISA) for which any 30-day notice period has not been waived has occurred or is reasonably expected to occur with respect to any Employee

Plan subject to Title IV of ERISA other than any reportable event arising out of the transactions contemplated hereby.

          4.20.  Personnel and Labor Matters.  Section 4.20 of the Disclosure
                 ---------------------------
Schedule contains a true and complete list of (i) the names and current salaries of the respective members of the Board of Directors and the respective officers of the Company and each Subsidiary and (ii) wage rates and commission arrangements for nonsalaried and non-executive salaried employees of the Company and each Subsidiary. Except as set forth in Section 4.20 of the Disclosure Schedule, (i) neither the Company nor any Subsidiary has a labor contract, collective bargaining agreement or employment agreement with any personnel or any representative of the personnel of the Company or any Subsidiary; (ii) the Company and its Subsidiaries are, and have at all times in the past been, in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and have not, at any time, engaged in any unfair labor practice; (iii) there is no unfair labor practice complaint pending against the Company or any Subsidiary; (iv) there is no labor strike, dispute, slowdown or stoppage pending or, to the Company's knowledge, threatened against or affecting the Company or any Subsidiary and neither the Company nor any Subsidiary has experienced any of such actions in the past; (v) no grievance or arbitration proceeding arising out of or under collective bargaining agreements of the Company or any Subsidiary is pending and no such claims therefor exist; and (vi) there are no charges pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary before the Equal Employment Opportunity Commission.

          4.21.  Environmental Matters.  (a)  Except as set forth in Section
                 ---------------------
4.21(a) to the Disclosure Schedule, the Company and each Subsidiary and Affiliated Entity are in compliance with all Environmental Laws, and are not subject to environmental remedial (clean-up) obligations imposed under Environmental Laws or to any liability for damages with respect to environmental matters. "Environmental Laws" means all federal, state and local laws, regulations, rules or orders dealing with or relating to environmental pollution or contamination, human and non-human organism exposure to pollutants and chemical substances, and include, as examples and without limitation, the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Resource Conservation and Recovery Act ("RCRA"), the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Consumer Product Safety Act and the Occupational Safety and Health Act ("OSHA").

          (b) Except as set forth in Section 4.21(b) to the Disclosure Schedule, neither the Company nor any Subsidiary or Affiliated Entity has received any claim, demand, notice, complaint, court order, administrative order or request for information from any governmental authority or private party within the past five years alleging violation of, or asserting any non-compliance with or liability under or potential liability under or exceedance under, any Environmental Laws by it.

          (c) Except as set forth in Section 4.21(c) to the Disclosure Schedule, the Company and its Subsidiaries and Affiliated Entities possess all governmental permits, licenses, orders, consents and approvals required under all Environmental Laws for the ownership of their properties and the conduct of their businesses.

          (d) (i) Neither the Company nor any Subsidiary or Affiliated Entity has disposed of, or transported, or arranged for the disposal of, any Hazardous Materials (as hereinafter defined) to any site which is listed on the National Priorities List maintained under Section 105 of CERCLA, or is the subject of federal, state or local environmental enforcement actions, or other governmental environmental investigations, (ii) except in amounts below reportable quantities, as defined in CERCLA, there has not been any release, as defined in CERCLA, of Hazardous Materials at or from any facility or real property owned, operated or leased by the Company or any Subsidiary or Affiliated Entity during any period of such entity's ownership, operation or leasehold, or (iii) except in accordance with applicable law, neither the Company nor any Subsidiary nor any other party has treated, stored for more than 90 days, disposed of or recycled any Hazardous Materials at any time on any real property owned, operated or leased at any time by the Company or any Subsidiary or Affiliated Entity.

          For the purposes of this Section 4.21, "Hazardous Materials" means any materials containing any (i) "hazardous substances" as defined by CERCLA or any similar applicable state law, (ii) petroleum, including crude oil or any fraction thereof, (iii) asbestos, (iv) polychlorinated biphenyls ("PCB's"), (v) "hazardous substances," "toxic substances" and "extremely hazardous substances" as defined in or listed under The Emergency Planning and Community Right-To-Know Act, (vi) "hazardous air pollutants" listed under Title V of the Clean Air Act,
(vii) substances subject to the OSHA hazard communication rule, and (viii) radionuclides.

          (e) Except as set forth in Section 4.21(e) to the Disclosure Schedule, there are not, nor have there been at any time, any Underground Storage Tanks, as defined in RCRA and under applicable state law, located on any real property owned, operated or leased at any time by the Company or any Subsidiary or Affiliated Entity.

          (f) Except as set forth in Section 4.21(f) to the Disclosure Schedule, there are no, nor have there been at any time, friable asbestos-containing materials, or PCB-containing capacitors, transformers or other equipment or fixtures containing PCB's on any real property owned, operated or leased at any time by the Company or any Subsidiary or Affiliated Entity, except for such materials, capacitators, transformers or other equipment or fixtures that are not subject to any obligation for abatement or replacement, and are in good condition, are not emitting or releasing Hazardous Materials and, if subject to inspection, labeling or other regulatory requirements, are maintained in accordance with such requirements.

          (g) Section 4.21(g) of the Disclosure Schedule identifies all written environmental audits, assessments or studies within the possession of the Company or any Subsidiary or Affiliated Entity with respect to the facilities or real property owned, operated or leased at any time by the Company or any Subsidiary or Affiliated Entity at any time.

          (h) Except as set forth in Section 4.21(h) to the Disclosure Schedule, neither the Company, nor any Subsidiary or Affiliated Entity, nor any officer or employee of the Company or any Subsidiary or Affiliated Entity acting within the scope of his or her employment has (i) violated any Environmental Laws or (ii) made any material false statement to, including any material omission in any statement made to, or withheld material information from, any governmental agency or employee responsible for administering any Environmental Laws.

          (i) Except as set forth in Section 4.21(i) to the Disclosure Schedule, there are no (x) Environmental Laws or (y) permits, licenses, consents, approvals, orders, decrees, directives, or agreements from or with any governmental authority or any other person and pertaining to compliance with any Environmental Laws, which obligate the Company or any of its Subsidiaries or Affiliated Entities to take any action by a date certain and as to which obligation the Company or its Subsidiary or Affiliated Entity, as the case may be, will be unable to comply for any reason.

          (j) Except as set forth in Section 4.21(j) to the Disclosure Schedule, there exist no, nor have there been at any time, environmental conditions at any real property owned, operated or leased at any time by the Company or any

Subsidiary or Affiliated Entity which, if disclosed to a governmental authority or other third party, could result in the imposition on the Company or any of its Subsidiaries or Affiliated Entities of any environmental remedial (clean-up) obligation under any Environmental Law or any liability for damages with respect to environmental matters.

          4.22.  Registration Statement; Proxy Statement.  Neither (i) the
                 ---------------------------------------
Registration Statement on Form S-4 to be filed with the Commission in connection with the issuance in the Merger of shares of New Preferred Stock and the puts/calls described in Section 3.05 above (the "S-4") nor (ii) the proxy statement relating to the meeting of the stockholders of the Company (the "Special Meeting") to be held in connection with the Merger (the "Proxy Statement") will (x) in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to stockholders, and at the time of the Special Meeting and (y) in the case of the S-4, at the time it is filed with the Commission, when it becomes effective under the Securities Act and at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. No representation is made by the Company with respect to statements made therein based on information supplied by Lilly for inclusion in the Proxy Statement or the S-4.

          4.23.  Interested Transactions.  (a)  Except as set forth in the
                 -----------------------
Disclosure Schedule, to the best knowledge of the Company, no director or officer of the Company or any Subsidiary and no stockholder owning more than 5% of any class of the outstanding Company Capital Stock, (i) owns, directly or indirectly, any interest in, or is a director, officer, substantial stockholder or employee of, or consultant to, any competitor of the Company or any Subsidiary, or is in any way associated with or involved in the business conducted by the Company or any Subsidiary other than in such capacity as a director or officer of the Company or a Subsidiary or stockholder of the Company, (ii) owns, directly or indirectly, in whole or in part, any property, asset or right, tangible or intangible, which is associated with any property, asset or right owned by the Company or a Subsidiary or which the Company or a Subsidiary is presently operating or using or the use of which is contemplated for its business, or (iii) is an official or employee of, or is otherwise connected with, any labor organizations having dealings with the Company or a Subsidiary.

          (b) No officer or director of the Company or any Subsidiary, or any affiliate or associate of any such person, is a party to any contract or arrangement (whether written or oral) with the Company or any Subsidiary which is not on terms generally as favorable to the Company or such Subsidiary as could be obtained in a comparable arm's length transaction with a person not so affiliated or associated with such officer or director.

          4.24.  Opinion of Financial Advisor.  The Company has received the
                 ----------------------------
opinion of Smith Barney Inc. to the effect that the Merger Consideration to be received by the Company's stockholders (other than Lilly or its subsidiaries) pursuant to this Agreement is fair to such stockholders from a financial point of view, a copy of which has been delivered to Lilly and Acquisition.

          4.25.  Brokers or Finders.  No person or entity is entitled to any
                 ------------------
brokerage, finder's, investment advisory fee or like payment from the Company or any Subsidiary in connection with the transactions contemplated by this Agreement other than Smith Barney Inc. the amount of whose fees have been disclosed in writing to Lilly.

          4.26.  Powers of Attorney and Suretyships.  Neither the Company nor
                 ----------------------------------
any Subsidiary has any powers of attorney outstanding or has any obligation or liability, either actual, accrued, accruing or contingent, as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity.


ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF LILLY.

          Lilly hereby represents and warrants to the Company as follows:

          5.01.  Organization.  Lilly is a corporation duly organized, validly
                 ------------
existing and in good standing under the laws of the State of Indiana.

          5.02.  Authority Relative to Merger Documents.  (a)  Lilly has full
                 --------------------------------------
corporate power to enter into and to carry out its obligations under this Agreement and the Ancillary Agreements. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements have been duly and validly authorized by its Board of Directors; no other corporate acts or proceedings on the part of Lilly are necessary to authorize this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby; and this Agreement constitutes, and, when executed, the Ancillary Agreements will constitute, the valid and legally binding obligation of Lilly enforceable against Lilly in accordance with its or their terms.

          (b) Neither the execution and delivery of this Agreement or the Ancillary Agreements by Lilly nor the consummation of the transactions contemplated hereby or thereby nor compliance by Lilly with any of the provisions hereof or thereof will (i) violate or conflict with any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of Lilly or
(ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Lilly or any of its subsidiaries or any of their properties or assets.

          (c) Other than filings in compliance with applicable Federal and state securities laws, no consent or approval by, notice to registration with any governmental authority is required on the part of Lilly prior to the Effective Date in connection with the execution and delivery by Lilly of this Agreement or the Ancillary Agreements or the consummation by Lilly of the Merger and the other transactions contemplated by this Agreement or the Ancillary Agreements.

          5.03.  Proxy Statement; Registration Statement.  Neither (i) the S-4,
                 ---------------------------------------
nor (ii) the information supplied or to be supplied by Lilly for inclusion in the Proxy Statement will (x) in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to stockholders and at the time of the Special Meeting and (y) in the case of the S-4, at the time it is filed with the Commission, when it becomes effective under the Securities Act and at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder, except that no representation is made by Lilly with respect to statements made therein based on information supplied by the Company for inclusion in the S-4.

          5.04.  Brokers.  No person or entity is entitled to any brokerage,
                 -------
finder's, investment advisory fee or like payment from Lilly or Acquisition in connection with the transactions contemplated by this Agreement other than Lehman Brothers.

          5.05.  No Restricted Transactions.  Lilly has no present intention to
                 --------------------------
engage in or cause a transaction of the
type described in Section 7.18 prior to the fifth anniversary of the Closing.


ARTICLE VI.  REPRESENTATIONS AND WARRANTIES OF ACQUISITION.

          Acquisition hereby represents and warrants to the Company as follows:

          6.01.  Organization.  Acquisition is a corporation duly organized,
                 ------------
validly existing and in good standing under the laws of the State of Colorado. Acquisition has been formed for the sole purpose of effecting the Merger and has undertaken no activities and incurred no liabilities other than those incident to its organization or the transactions contemplated by this Agreement.

          6.02.  Authority Relative to Merger Documents.
                 --------------------------------------

(a) Acquisition has full corporate power to enter into this Agreement and to carry out its obligations under this Agreement. The execution and delivery of this Agreement and the filing of the Articles of Merger and the consummation of the transactions contemplated hereby have been duly and validly authorized by its Board of Directors; no other corporate acts or proceedings on the part of Acquisition are necessary to authorize this Agreement or the transactions contemplated by this Agreement; and this Agreement constitutes the valid and legally binding obligation of Acquisition enforceable against Acquisition in accordance with its terms.

          (b) Neither the execution and delivery of this Agreement by Acquisition nor the filing of the Articles of Merger nor the consummation of the transactions contemplated by this Agreement nor compliance by Acquisition with any of the provisions herein will (i) violate or conflict with any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of Acquisition or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Acquisition or any of its properties or assets.

          (c) Other than the filing of the Articles of Merger with the Secretary of State of the State of Colorado, and filings in compliance with Federal and state securities laws, no consent or approval by, notice to or registration with any governmental authority is required on the part of Acquisition prior to the Effective Date in connection with the execution and delivery by Acquisition of this Agreement or the consummation by Acquisition of the Merger and the other transactions contemplated by this Agreement.

ARTICLE VII.  CERTAIN UNDERSTANDINGS AND AGREEMENTS.

          7.01.  Conduct of Business.  The Company covenants and agrees that,
                 -------------------
except as set forth in Section 4.09 of the Disclosure Schedule or as expressly contemplated by this Agreement, during the period from the date of this Agreement to the Effective Date, the business of the Company and its Controlled Subsidiaries and Controlled Affiliated Entities shall be conducted only in the ordinary and usual course consistent with past practices, that the Company shall use and shall cause each of its Controlled Subsidiaries, and any Controlled Affiliated Entities, to use best efforts to maintain and preserve and, as appropriate in the ordinary course of business, further their respective business relationships and business prospects, and to keep available the services of its directors, officers and employees, and that neither the Company nor any Controlled Subsidiary, nor any Controlled Affiliated Entity, shall take any of the following actions or permit to occur any of the following events without the prior written consent of Lilly:

          (a) except pursuant to Company Options and Company Warrants disclosed in the preamble to this Agreement, issue or sell, agree to issue or sell or authorize the issuance or sale of any shares of its Company Capital Stock or the capital stock of any Subsidiary or other securities exchangeable for or convertible into shares of Company Capital Stock or the capital stock of any Subsidiary or grant any options or rights to acquire any shares of Company Capital Stock or the capital stock of any Subsidiary or amend any currently outstanding Company Options or Company Warrants or other rights or securities of the Company or any Subsidiary,

          (b) purchase or otherwise acquire, directly or indirectly, any shares of Company Capital Stock or the capital stock of any Subsidiary or any securities exchangeable for or convertible into shares of Company Capital Stock or the capital stock of any Subsidiary,

          (c) declare or pay any dividends on Company Capital Stock or capital stock of any Subsidiary not wholly-owned by the Company, except that the Company may declare immediately prior to the Effective Date a cash dividend on the Company Series B Preferred Stock in an amount equal to all accrued and unpaid dividends to the time of declaration,

          (d) enter into any material transaction relating to the Company or any Subsidiary or Affiliated Entity, including, without limitation, any material joint venture, partnership, sponsorship or network licensing arrangements or relationships, or modify or effect material changes to any existing material joint venture, partnership, sponsorship or network licensing arrangements or relationships,

          (e) merge or consolidate with, purchase substantially all of the assets of, or otherwise acquire any business or any proprietorship, firm, association, corporation or other business organization or division thereof,

          (f) make any change in the respective banking or safety deposit box arrangements of the Company and its Controlled Subsidiaries set forth in the Disclosure Schedule,

          (g) grant any powers of attorney, except in connection with patent and trademark applications and prosecutions, and in the ordinary course of business,

          (h) increase or decrease the rates of direct compensation payable or to become payable to their respective officers, employees, agents or consultants, other than routine increases or decreases made in the ordinary course of business, or grant, make or agree to any bonus, service award or other like benefit for any such officer, employee, agent or consultant, or make or agree to any welfare, pension, retirement or similar payment or arrangement, except payments made pursuant to the existing agreements or plans described in the Disclosure Schedule and except payments or arrangements agreed to in the ordinary course of business and consistent with past practice or as required by law,

          (i) amend or change the Articles of Incorporation or By-Laws of the Company or the articles or certificate of incorporation or by-laws (or other organizational documents) of any Controlled Subsidiary or Controlled Affiliated Entity,

          (j) issue or sell any promissory notes, bonds or other corporate debt securities of the Company or any Controlled Subsidiary or Controlled Affiliated Entity or otherwise incur any indebtedness for borrowed money except (a) in the ordinary course of business, (b) under their existing lines of credit as of the date hereof or (c) pursuant to Section 7.15 below,

          (k) discharge or satisfy any lien, charge or encumbrance or pay any obligation or liability, absolute or contingent, other than current liabilities and the current portion of bank debt as shown on the

     Company Balance Sheet and current liabilities incurred since that date in the ordinary course of business,

          (l) mortgage, pledge or subject to lien, charge or any other encumbrance, any of their respective assets, tangible or intangible, except pursuant to existing lines of credit or Section 7.15 below,

          (m) lend any money of the Company or any Subsidiary or Controlled Affiliated Entity or otherwise pledge the credit of the Company or any Controlled Subsidiary or Controlled Affiliated Entity, or sell, assign or transfer any of the tangible assets or cancel any debts or claims of the Company or any Controlled Subsidiary or Controlled Affiliated Entity, except in each case in the ordinary course of business,

          (n) cancel, amend, terminate, waive, or sell, assign or transfer any material Intellectual Property,

          (o) waive any rights of substantial value, whether or not in the ordinary course of business,

          (p) settle or otherwise compromise any material litigation against the Company or any Controlled Subsidiary or Controlled Affiliated Entity,

          (q) reclassify any shares of its capital stock,

          (r) enter into any collective bargaining agreement,

          (s) make expenditures for items deemed to be capital items under generally accepted accounting principles, of more than $25,000 in any one case or $125,000 in the aggregate,

          (t) change its method of accounting or accounting practice, or

          (u) enter into any contract, agreement, or understanding to cause or allow any of the foregoing; or

          (v) cause any other event or condition of any character which in any one case or in the aggregate would reasonably be expected to have a Material Adverse Effect.

          The Company further covenants and agrees that, prior to the Effective Date, it shall and shall cause each of its Controlled Subsidiaries and Controlled Affiliated Entities to:

          (a) use its best efforts to duly comply with all laws applicable to them and to the conduct of their businesses in all material respects and all laws applicable to the transactions contemplated by this Agreement,

          (b) use its best efforts to maintain in full force and effect its insurance policies set forth in the Disclosure Schedule (or policies providing substantially the same coverage), copies of which will be furnished to Lilly,

          (c) use its best efforts to take such action as may reasonably be necessary to preserve its properties wherever located, including, but not limited to, all steps reasonably necessary to maintain its material Intellectual Property and any pending applications therefor, and any other intangible assets which are material to their businesses as conducted presently or hereafter,

          (d) maintain its books and records in accordance with generally accepted accounting principles and in the usual, regular and ordinary manner, and

          (e) promptly advise Lilly in writing of any occurrence or event including, without limitation, the commencement or threat of any litigation, which individually or in the aggregate has had or might reasonably be expected to have a Material Adverse Effect.

          7.02.  Registration Statement; Proxy Statement.  The Company and Lilly
                 ---------------------------------------
jointly shall promptly prepare and file with the Commission the S-4, and the Company shall promptly prepare the Proxy Statement. Each of Lilly and the Company shall use its best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing; provided, however, that Lilly shall have the right, upon notice to the Company, to delay or suspend the effectiveness of the S-4 for a period not to exceed 90 days if Lilly would otherwise be required to disclose in the S-4 information that, in Lilly's reasonable judgment, it is not then in the best interests of IMS or Lilly to disclose, but the exercise of such right to delay or suspend shall not extend the termination date specified in Section 11.01(c); provided, however, that the date so specified shall be deemed to be extended by the number of days of such delay or suspension if Lilly and Acquisition (i) agree that for the purposes of the conditions precedent to their obligations to effect the Merger set forth in Sections 9.01, 9.02 and 9.04 "Effective Date" shall mean December 31, 1995 (or such later date as may have been agreed upon by the parties hereto) and that upon delivery of the certificates and opinions referred to in such Sections those conditions shall be deemed to have been satisfied or waived, and (ii) agree that the conditions set forth in Sections 9.07 and 9.09 have been satisfied or waived.

          7.03.  Meeting of Stockholders.  The Company shall take all action
                 -----------------------
necessary in accordance with applicable law and its Articles of Incorporation and By-Laws to convene the Special Meeting as promptly as practicable to consider and vote upon the approval and adoption of this Agreement and to consider and vote upon such other matters as may be necessary to effectuate the transactions provided for herein. The Board of Directors of the Company has resolved to recommend, and except as the Board of Directors determines in good faith, based on the advice of outside counsel to the Company, is required to satisfy its fiduciary duties, the Board of Directors shall continue to recommend, and shall take all lawful action to solicit proxies for and otherwise obtain, such approval and adoption. Lilly shall, or shall cause its subsidiaries to, vote any shares of Company Capital Stock held by Lilly or such subsidiaries, and entitled to vote, in favor of the approval and adoption of this Agreement and the transactions contemplated hereby.

          7.04.  Regulatory Matters.  Lilly and the Company will take all such
                 ------------------
action as is or may be necessary under any applicable laws and will file and, if appropriate, use their best efforts to (i) obtain any consent, authorization, order or approval of any third party or any governmental or regulatory body,
(ii) have declared effective or approved all documents and notifications with the Commission and other governmental or regulatory bodies, and (iii) cause any United States or state court or other governmental or regulatory body to lift, withdraw or otherwise cause to cease to have effect any non-final, appealable judgment, decree or other order which is in effect and prohibits consummation of the transactions contemplated by this Agreement that, in the case of (i), (ii) or (iii) above, they deem necessary or appropriate for the consummation of the Merger and the transactions provided for herein, and each party shall give the other information reasonably requested by such other party pertaining to it and its subsidiaries and affiliates reasonably necessary to enable such other party to take such actions.

          7.05.  Adoption.  Lilly, as sole stockholder of Acquisition, hereby
                 --------
adopts this Agreement and approves the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Acquisition and shall cause Acquisition to perform all of its agreements contained herein.

          7.06.  Access and Confidentiality.  (a)  Between the date hereof and
                 --------------------------
the Effective Date, the Company shall, and shall cause its Controlled Subsidiaries and Controlled Affiliated Entities to, (i) give Lilly's authorized representatives full access, subject to coordination with the Company, to any and all of their premises, properties, contracts, books, records and affairs and
(ii) cause their officers, employees, counsel, appraisers or other experts and independent certified public accountants to (1) furnish to Lilly's authorized representatives any and all financial, patent, scientific, environmental and other information pertaining to its business as Lilly shall from time to time reasonably require and (2) be available upon reasonable notice to answer questions from Lilly's representatives. Such access shall also include a review of relationships with the Company's key personnel and the placing of one or more Lilly employees at any office of the Company or any of its Controlled Subsidiaries or Controlled Affiliated Entities for the purpose of enabling such employees to become familiar with the operations of the Company and its Controlled Subsidiaries and Controlled Affiliated Entities.

          (b) Lilly will hold in confidence all information obtained as a result of such access or previously furnished by the Company and its Subsidiaries and Affiliated Entities and will use such information only for the purpose of considering the Merger. Notwithstanding the foregoing, the Company acknowledges that, if the Merger is not consummated, Lilly or one of Lilly's subsidiaries may develop products or services similar to those developed or being developed by the Company and its Subsidiaries and Affiliated Entities, provided that such development does not utilize any information obtained from the Company or its Subsidiaries or Affiliated Entities unless Lilly legally is entitled to use such information pursuant to the following provisions of this Section 7.06. The right of Lilly and its subsidiaries to undertake such development shall not be impaired by any disclosure to Lilly or its subsidiaries by the Company or its Subsidiaries or Affiliated Entities, whether pursuant to this Section 7.06 or otherwise. Additionally, the obligation of confidentiality and non-use shall not apply to any information that prior to the date of disclosure by the Company or its Subsidiaries or Affiliated Entities was known to Lilly or its subsidiaries or to the public, or that subsequently becomes known to the public through no act or omission by Lilly or its representatives, or that is subsequently disclosed to Lilly by a third party having a lawful right to make such disclosure, or that is developed by Lilly independently of the information provided pursuant to this Section 7.06. The obligation of confidentiality and non-use shall expire December 31, 1997. As of the date hereof, the provisions of this Section 7.06(b) shall supersede and replace any previously executed confidentiality undertaking by Lilly or its subsidiaries or affiliates to the Company.

          7.07.  [Intentionally Deleted]

          7.08.  Execution of Articles of Merger.  At the Closing, subject to
                 -------------------------------
the provisions of Articles 8, 9 and 10, Lilly, the Company and Acquisition will cause the Articles of Merger in the form attached to this Agreement as Exhibit A to be duly executed and delivered on their behalf.

          7.09.  Other Transactions.  The Company agrees that neither it nor any
                 ------------------
of its Subsidiaries or Controlled Affiliated Entities or any of their respective employees, agents or representatives (including, without limitation, its investment bankers) will, directly or indirectly, solicit or enter into any agreement or understanding with, or otherwise encourage inquiries or proposals from, or furnish any non-public information concerning the Company or any Subsidiary or Affiliated Entity to, any person or entity other than Lilly or a representative thereof with respect to the acquisition (by purchase, merger or otherwise) of any or all of the capital stock of the Company or any Subsidiary or Affiliated Entity or any or all of the assets of the Company or any of its Subsidiaries or Affiliated Entities or any other material corporate transaction relating to the Company or its Subsidiaries or Affiliated Entities; provided, however that the Company may engage in discussions or negotiations with a third party who, unsolicited, seeks to initiate such discussions or negotiations and may pursuant to confidentiality agreements furnish such party information concerning the Company and its business, properties and assets, provided that the Board of Directors of the Company shall conclude in good faith on the basis of the advice of the Company's outside counsel that such action is necessary to satisfy the fiduciary duties of the Board of Directors. Should the Company receive an unsolicited offer for such a transaction, or obtain information that such an offer is likely to be made, it will provide Lilly with prompt notice thereof, including the identity of the prospective offeror and the terms and conditions of such offer.

          7.10.  Best Efforts.  Subject to the terms and conditions herein
                 ------------
provided, Lilly, Acquisition and the Company shall use, and the Company shall cause its Controlled Subsidiaries and Controlled Affiliated Entities to use, their best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using their best efforts to satisfy the conditions contained in Sections 8, 9 and 10 hereof.

          7.11.  Certain Notification.  At all times until the Effective Date,
                 --------------------
each party shall promptly notify the other in writing of the occurrence of any event which will or may result in the failure to satisfy any of the conditions specified in Sections 8, 9 and 10.

          7.12.  Certification of Stockholder Vote.  At or prior to the closing
                 ---------------------------------
of the transactions contemplated by this Agreement, the Company shall deliver to Lilly a certificate of the Company's Secretary setting forth (i) the number of shares of Company Common Stock, Company Series B Preferred Stock and Company Series C Preferred Stock that voted in favor of adoption of this Agreement and the consummation of the Merger and the number of shares of Company Common Stock, Company Series B Preferred Stock and Company Series C Preferred Stock voted against adoption of this Agreement and consummation of the Merger; and (ii) the number of Dissenting Shares.

          7.13.  Expenses.  Subject to Sections 11.02 and 11.03 hereof, all
                 --------
costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

          7.14.  Support Agreements.  Concurrent with the execution of this
                 ------------------
Agreement, each member of the Board of Directors of the Company shall enter into a support agreement (the "Support Agreements") substantially in the form attached hereto as Exhibit D.

          7.15.  Additional Financing.  Lilly shall advance to the Company from
                 --------------------
time to time, at the Company's request, funds, as required to fund the then current cash requirements of the Company but not to exceed $1.5 million per month; provided, however, that at the time of each such advance (i) each of the Company's representations and warranties made in this Agreement and the Loan Documents shall then be true in all material respects and the Company shall not have defaulted in any material respect in the performance of any obligation under this Agreement or the Loan Documents, and (ii) the Company shall not be engaged in discussions or negotiations with a third party of the kind contemplated by the proviso to the first sentence of Section 7.09. Each such advance shall become due on July 1, 1996 (subject to acceleration as provided in the Loan Documents) and shall otherwise be on terms and conditions that are substantially similar to those contained in the Loan Documents.

          7.16.  Key Management Personnel.  At or prior to the Closing, Lilly
                 ------------------------
will offer to enter into an agreement with each of the persons named in Schedule 1 hereto under which the Company would agree not to reduce their respective rates of compensation and benefits for the one year beginning on the Effective Date and Lilly would pay, or cause the Company to pay, such person an amount equal to one year's base salary (to be paid over the one year period in accordance with the Company's customary payment practices and subject to any applicable tax withholding requirements) if during the one-year period beginning on the Effective Date such person's employment is terminated by action of the Company for any reason other than for cause or such person resigns because he or she is required by the Company to relocate to any office not within reasonable commuting distance of his or her residence. Such agreement will also provide that such person shall agree not to compete with IMS in the business of medical communication networks for the purpose of transporting information and messages between healthcare providers and payors anywhere in the United States of America and not to solicit the business of the Company's customers, or to solicit employees of the Company to leave the Company, for the period during which he or she is receiving such severance payments. For this purpose, "cause" shall mean
(i) willful and continued failure to perform such person's duties with the Company, (ii) fraud or dishonesty in connection with the performance of such duties, (iii) conviction for, or plea of guilty or nolo contendere to, a charge
                                                   ---------------
of commission of a felony or a crime involving moral turpitude or (iv) material breach of any employment, confidentiality or other agreement with the Company, or any applicable policies or procedures established by the Company for its employees. The form of the agreement reflecting the foregoing and other terms and conditions shall be provided by Lilly and be reasonably acceptable to the Company.

          7.17.  [Intentionally deleted]

          7.18.  Restricted Transactions.  Lilly will not, prior to the third
                 -----------------------
anniversary of the Closing, engage in or cause, or otherwise permit to occur, a merger (other than the Merger and the transactions contemplated hereby) or other extraordinary transaction that would result in the holders of New Preferred Stock being deemed for Federal income tax purposes to have sold their shares of New Preferred Stock in such merger or other extraordinary transaction.

          7.19.  Indemnification of Officers and Directors.  From and after the
                 -----------------------------------------
Effective Date, the Surviving Corporation shall indemnify and hold harmless each director and officer of the Company (and each such person's personal representative, estate, heirs, testator or intestate successors) against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation arising out of matters existing or occurring on or prior to the Effective Date (including without limitation any which arise out of or relate to the transactions contemplated by this Agreement), whether asserted or claimed prior to, or on or after, the Effective Date, in accordance with the indemnification provisions (as set forth in Exhibits A and B hereto) of the Articles of Incorporation and the By-Laws of the Surviving Corporation in the same manner and to the same extent as if such person were a director or officer of the Surviving Corporation.

          7.20.  Letter Agreement.  The Company shall use its best efforts to
                 ----------------
satisfy the requirements of the letter agreement of even date herewith between the Company and Lilly (the "Letter Agreement").


ARTICLE VIII.  CONDITIONS TO OBLIGATIONS OF EACH PARTY.

          The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver, at or prior to the Effective Date, of the following conditions:

          8.01.  Approval and Adoption.  This Agreement and all other matters
                 ---------------------
necessary to effectuate the transactions provided for herein and to vest Lilly and Acquisition with the rights provided herein shall have been approved and adopted by the requisite vote of the holders of outstanding shares of Company Common Stock, Company Series B Preferred Stock and Company Series C Preferred Stock as required by law and the Company's Articles of Incorporation and By-Laws.

          8.02.  Consents.  Except for the filing of the Articles of Merger with
                 --------
the Secretary of State of the State of Colorado, all consents, authorizations, orders and approvals of, and filings and registrations with, any federal or state governmental authority that are required for the consummation by each party hereto of the transactions provided for herein shall have been obtained or made. The S-4 shall have been declared effective under the Securities Act and no stop order shall be in effect nor shall any proceeding have been commenced seeking such a stop order.

          8.03.  No Action or Proceeding.  No claim, action, suit, order or
                 -----------------------
other proceeding shall be pending or threatened by any public authority or private person before any court, agency or governmental or administrative body or other entity of competent jurisdiction which, in the reasonable opinion of Lilly or the Company, creates any substantial likelihood that the consummation of this

Agreement or the transactions contemplated hereby will be restrained, enjoined or otherwise prevented or that any material damages will be recovered or other material relief obtained as a result of the Merger or as a result of any agreement entered into in connection with, or as a condition precedent to, the consummation of the Merger.

          8.04.  Certain Stockholder Approval.  This Agreement and the Merger
                 ----------------------------
shall have received at the Special Meeting the affirmative vote of shares representing at least a majority of the voting power of the outstanding shares of the Company Common Stock and Company Series B Preferred Stock that are not owned by Lilly or its subsidiaries.


ARTICLE IX.    CONDITIONS TO OBLIGATIONS OF LILLY AND ACQUISITION.

          The obligation of Lilly and the obligation of Acquisition to effect the Merger shall be subject to the fulfillment or waiver, at or prior to the Effective Date, of the following additional conditions:

          9.01.  Representations and Warranties True at the Effective Date.  The
                 ---------------------------------------------------------
representations and warranties of the Company contained in this Agreement shall be deemed to have been made again at and as of the Effective Date and all such representations and warranties that are qualified as to materiality shall then be true and correct, and all such representations and warranties that are not so qualified shall then be true and correct in all material respects, and, at the Effective Date, the Company shall have delivered to Lilly a certificate to such effect signed by the president or any vice president or the chief financial officer of the Company.

          9.02.  The Company's Performance.  Each of the obligations of the
                 -------------------------
Company to be performed by it on or before the Effective Date, pursuant to the terms of this Agreement, shall have been performed in all material respects at the Effective Date, and, at the Effective Date, the Company shall have delivered to Lilly a certificate to such effect signed by the president or any vice president or the chief financial officer of the Company.

          9.03.  Authority.  All action required to be taken by, or on the part
                 ---------
of, the Company to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors and stockholders of the Company.

          9.04.  Opinion of Counsel.  Lilly shall have been furnished with an
                 ------------------
opinion or opinions of Messrs. Hopper and Kanouff, or other counsel selected by the Company and reasonably satisfactory to Lilly, dated the Effective Date, in form and substance reasonably satisfactory to Lilly, to the effect that:

          (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, has full corporate power and lawful authority to carry on its business which it is now conducting and to own or lease and operate the assets and properties now owned or leased and operated by it;

          (b) except as set forth in the Disclosure Schedule, each of the Company's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation with full corporate power and lawful authority to carry on its business which it is now conducting and to own or lease and operate the assets and properties now owned or leased and operated by it;

          (c) the Company has full corporate power to carry out the transactions provided for in this Agreement and the Ancillary Agreements; all corporate and other proceedings required to be taken by, or on the part of, the Company to authorize it to execute and deliver this Agreement and the Ancillary Agreements and the Articles of Merger and to file the Articles of Merger and to consummate the transactions contemplated hereby and thereby have been duly and validly taken; this Agreement and the Ancillary Agreements and the Articles of Merger have been duly and validly authorized, executed and delivered by the Company and constitute the valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms; and assuming that Lilly and Acquisition have taken all requisite corporate action to authorize this Agreement, including the approval of the principal terms of the Merger by the requisite vote or written consent of Lilly as sole stockholder of Acquisition in accordance with Section 7-111-101 of the Colorado Business Corporation Act, upon the filing of a duly executed copy of the Articles of Merger with the Secretary of State of the State of Colorado pursuant to
     Section 7-111-105 of the Colorado Business Corporation Act, Acquisition will be duly and validly merged into the Company and the outstanding shares of Company Common Stock, Company Series B Preferred Stock (other than shares for which a valid Election to Retain Series B Stock, or a deemed Election to Retain Series B Stock, has been made) and Company Series C Preferred Stock will be exchanged as provided in this Agreement;

          (d) the authorized, issued and outstanding capital stock of the Company is as stated in the preamble to this Agreement;

          (e) all the outstanding shares of Company Common Stock, Company Series B Preferred Stock and Company Series C Preferred Stock have been duly authorized and are validly issued, fully paid and nonassessable and were offered, issued and sold in compliance with all applicable federal and state securities laws; the Company is not required to register any class of equity security with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended; all outstanding Company Options and Company Warrants are validly outstanding and all shares of Company Capital Stock to be issued upon exercise thereof are duly authorized and will be validly issued, fully paid and nonassessable; and the shares of Surviving Corporation Common Stock and New Preferred Stock to be issued in the Merger, or upon exercise after the Effective Date of Company Options or Company Warrants pursuant to Section 3.03, or upon conversion after the Effective Date of shares of Company Series B Preferred Stock for which a valid Election to Retain Series B stock is made or deemed to have been made, will, when issued in exchange for shares of Acquisition Common Stock or Company Capital Stock, or upon such exercise of Company Options or Company Warrants or conversion of such Series B Preferred Stock, pursuant to this Agreement, be duly authorized and validly issued, fully paid and nonassessable;

          (f) to the knowledge of such counsel, except as set forth in the preamble to the Agreement or in the Disclosure Schedule, there are no options, calls, subscriptions, warrants, rights, agreements or commitments of any character obligating the Company, contingently or otherwise, to issue shares of its capital stock or securities or rights convertible into shares of its capital stock;

          (g) except as set forth in the Disclosure Schedule, all outstanding shares of capital stock of each Subsidiary are owned of record and, to the knowledge of such counsel, beneficially by the Company, and are owned, to the knowledge of such counsel, free and clear of all security interests, liens, claims, pledges, charges and other encumbrances of any nature whatsoever and all options, rights of first refusal, agreements, limitations on voting rights; such shares are not subject to any preemptive rights. To the knowledge of such counsel, except as set forth in the Disclosure Schedule, there are no outstanding options, calls, subscriptions, warrants, rights, agreements or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of capital stock of any Subsidiary;

          (h) neither the execution and delivery of this Agreement or the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby nor compliance by the Company with any of the provisions hereof or thereof will:

               (i) violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, trigger any change-of-control provisions or rights of purchase or sale, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Subsidiary or Affiliated Entity under, any of the terms, conditions or provisions of the respective Articles of Incorporation or By-Laws (or other organizational documents) of the Company or any Subsidiary or Affiliated Entity, or the Company Options or the Company Warrants, or, to the knowledge of such counsel, except as set forth in the Disclosure Schedule, of any note, bond, mortgage, indenture, deed of trust, license, joint venture agreement, collaborative arrangement or relationship or other contract, commitment or agreement or other instrument or obligation to which the Company or any Subsidiary or Affiliated Entity is a party, or by which the Company or any Subsidiary or Affiliated Entity or any of their respective properties or assets may be bound or affected, or

               (ii) violate any statute, rule or regulation or, to the knowledge of such counsel, any order, writ, injunction decree applicable to the Company or any Subsidiary or Affiliated Entity or any of their respective properties or assets;

          (i) no consent or approval by, notice to or registration with any governmental authority (other than compliance with Federal and state securities laws, and filing of the Articles of Merger with the Secretary of State of the State of Colorado) is required on the part of the Company and its Subsidiaries and Affiliated Entities in connection with the consummation by the Company of the transactions contemplated by this Agreement or the Ancillary Agreements;

          (j) The S-4 (and any amendment thereof or supplement thereto) complies as to form with all requirements of the Securities Act (except that no opinion need be expressed as to (i) financial statements and other financial and statistical data or (ii) as to any information relating to Lilly);

          (k) except as set forth in the Disclosure Schedule, there are no pending or to the knowledge of such counsel threatened claims by the Company or its Subsidiaries or Affiliated Entities against others for infringement, misuse or misappropriation of any Intellectual Property owned by any third party, and there are no pending or to the knowledge of such counsel threatened claims by others against the Company or its Subsidiaries or Affiliated Entities for infringement, misuse or misappropriation of any Intellectual Property owned by any third party.

          Messrs. Cleary, Gottlieb, Steen & Hamilton, as special counsel to the Company, shall also furnish Lilly with an opinion, dated the Effective Date, in form and substance reasonably satisfactory to Lilly, with respect to matters of federal law referred to in subparagraph (h)(ii) and subparagraph (i) and (j) above.

          Messrs. Hopper and Kanouff and Messrs. Cleary, Gottlieb, Steen & Hamilton shall also state that nothing has come to the attention of such counsel that causes them to believe that the S-4 and Proxy Statement (and any amendments thereof or supplements thereto), as of the date of the Special Meeting, as of the effective date of the S-4 and as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not false or misleading (except that no opinion need be expressed as to (a) financial statements and other financial or statistical data or (b) as to any information relating to Lilly).

          The opinion of Company counsel shall also cover, in a manner reasonably satisfactory to Lilly, such other matters pertaining to the transactions contemplated by this Agreement as Lilly or its counsel reasonably may request. As to any matter which involves the laws of a jurisdiction in which the counsel rendering the opinion is not an expert, such counsel may rely upon the opinion of local counsel of established reputation satisfactory to Lilly. Any opinion may expressly rely as to matters of fact upon certificates furnished by appropriate officers of the Company or appropriate government officials. Any opinion may include customary assumptions, exceptions and qualifications.

          9.05.  Dissenting Stockholders.  On or prior to the Effective Date the
                 -----------------------
Company shall deliver to Lilly a list certified by its Secretary of all stockholders who made a demand for payment pursuant to Section 7-113-204 of the Colorado Business Corporation Act and setting forth the number of shares of Company Common Stock and Company Series B Preferred Stock owned by each such stockholder. The total number of such shares of Company Common Stock and Company Series B Preferred Stock as to which dissenters' rights may be exercised pursuant to Section 7-113-102 of the Colorado Business Corporation Act shall not exceed 10% of the total number of shares of Company Common Stock or Company Series B Preferred Stock, respectively, outstanding on the Effective Date. The Company will not, except with the prior written consent of Lilly, voluntarily make any payment with respect to, or settle, or offer to settle, any demands by stockholders of the Company exercising dissenters' rights for payment of the fair value of their shares of Company Capital Stock.

          9.06.  [Intentionally Deleted]

          9.07.  Certain Litigation.  Except with respect to the matters
                 ------------------
disclosed in Sections 4.15 and 4.16 of the Disclosure Schedule, no claim, action, suit, or other proceeding shall be pending or threatened by any public authority or private person before any court, agency or governmental administrative body or other entity of competent jurisdiction which in the reasonable opinion of Lilly creates any reasonable possibility of material interference with the ability of Lilly, through representatives designated by it, to manage following the Effective Date the business theretofore conducted by the Company and its Subsidiaries.

          9.08.  No Withholding of Tax.  The Company shall have delivered to
                 ---------------------
Lilly on or prior to the Effective Date a statement pursuant to Section 1445(b)(2) of the Code and Treasury Regulations Section 1.1445-2(c)(3) thereunder, in form and substance satisfactory to Lilly, certifying that the shares of Company Capital Stock do not constitute a "U.S. real property interest" for purposes of Sections 897 and 1445 of the Code and the Treasury Regulations thereunder.

          9.09.  Letter Agreement.  The requirements of the Letter Agreement
                 ----------------
shall have been met to Lilly's reasonable satisfaction.


ARTICLE X.  CONDITIONS TO OBLIGATIONS OF THE COMPANY.

          The obligation of the Company to effect the Merger shall be subject to the fulfillment, at or prior to the Effective Date, of the following additional conditions:

          10.01.  Representations and Warranties True at the Effective Date.
                  ---------------------------------------------------------
The representations and warranties of Lilly and Acquisition contained in this Agreement, shall be deemed to have been made again at and as of the Effective Date and all such representations and warranties that are qualified as to materiality shall then be true and correct, and all such representations and warranties that are not so qualified shall then be true and correct in all material respects, and, at the Effective Date, Lilly and Acquisition shall have delivered to the Company certificates to such effect, signed by an officer or other authorized representative.

          10.02.  Lilly's and Acquisition's Performance.  Each of the
                  -------------------------------------
obligations of Lilly and Acquisition to be performed by them, on or before the Effective Date, pursuant to the terms of this Agreement, shall have been performed in all material respects at the Effective Date, and, at the Effective Date, Lilly and Acquisition shall have delivered to the Company certificates to such effect, signed by an officer or other authorized representative of Lilly and Acquisition.

          10.03.  Authority.   All action required to be taken by, or on the
                  ---------
part of, Lilly and Acquisition to authorize the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby shall have been duly and validly taken by the Boards of Directors of Lilly and Acquisition, respectively, and by the sole stockholder of Acquisition.

          10.04.  Opinion of Counsel.  The Company shall have been furnished
                  ------------------
with an opinion or opinions of counsel to Lilly, dated the Effective Date, in form and substance reasonably satisfactory to the Company to the effect that:

          (a) Lilly is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana; Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado;

          (b) Lilly and Acquisition have full corporate power to carry out the transactions provided for in this Agreement and the Ancillary Agreements; all corporate and other proceedings required to be taken by, or on the part of, Lilly and Acquisition to authorize them to execute and deliver this Agreement and the Ancillary Agreements and the Articles of Merger and to file the Articles of Merger and to consummate the transactions contemplated hereby and thereby have been duly and validly taken; this Agreement and the Ancillary Agreements and the Articles of Merger have been duly and validly authorized, executed and delivered by Lilly and Acquisition, and constitute valid and binding obligations of Lilly and Acquisition enforceable against them in accordance with their terms; and assuming that the Company has taken all requisite corporate action to authorize this Agreement and the Articles of Merger, including the approval of the principal terms of the Merger by the requisite vote of stockholders of the Company in accordance with Section 7-111-101 of the Colorado Business Corporation Act, upon the filing of a duly executed copy of the Articles of Merger with the Secretary of State of the State of Colorado pursuant to Section 7-111-105 of the Colorado Business Corporation Act, Acquisition will be duly and validly merged into the Company and the outstanding shares of Company Common Stock, Company Series B Preferred Stock (other than shares for which a valid Election to Retain Series B Stock, or a deemed Election to Retain Series B Stock, has been made) and Company Series C Preferred Stock will be exchanged as provided in this Agreement;

          (c) neither the execution and delivery of this Agreement or the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby nor compliance by Lilly or Acquisition with any of the provisions hereof will

                (i) violate or conflict with, any of the terms, conditions or provisions of the respective Articles of Incorporation or the By-Laws of Lilly or Acquisition; or

               (ii) violate any statute, rule or regulation, or to the knowledge of such counsel, any order, writ, injunction or decree applicable to Lilly or Acquisition or any of their respective properties or assets;

          (d) no consent or approval by, notice to or registration with any governmental authority (other than compliance with Federal and state securities laws, and filing of the Merger Certificate with the Secretary of State of the State of Colorado) is required on the part of Lilly or Acquisition in connection with the consummation by Lilly and Acquisition of the transactions contemplated by this Agreement or the Ancillary Agreements.

          Such counsel shall also state that nothing has come to the attention of such counsel that causes them to believe that the S-4, or any of the information in the Proxy Statement or any amendment thereof or supplement thereto that was supplied by Lilly for inclusion therein, contained, at the time of the Special Meeting, as of effective date of the S-4 and as of the Effective Date, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading (except that no opinion need be expressed as to (a) financial statements and other financial or statistical data or (b) as to any information relating to the Company).

          Such opinion shall also cover, in a manner reasonably satisfactory to the Company, such other matters pertaining to the transactions contemplated by this Agreement as the Company or its counsel reasonably may request. The matters referred to in the paragraph below subsection (d) of this Section 10.04 shall be given by Dewey Ballantine; the other opinions referred to above shall be given by Dewey Ballantine, Baker & Daniels (Indiana law only), Holme Roberts & Owen LLC (Colorado law only), or a member of Lilly's Legal Division. As to any matter which involves the laws of a jurisdiction in which the counsel rendering the opinion is not expert, such counsel may rely upon the opinion of local counsel of established reputation satisfactory to the Company. Any opinion may expressly rely as to matters of fact upon certificates furnished by appropriate officers of Lilly, Acquisition or appropriate governmental officials. Any opinion may include customary assumptions, exceptions and qualifications.

          10.05.  Execution of Put/Call Agreements.  Lilly shall have executed
                  --------------------------------
Put/Call Agreements with each holder of shares of Company Capital Stock, Company Options or Company Warrants who shall have elected to enter into such Agreements.

          10.06.  Tax Opinions.  Cleary, Gottlieb, Steen & Hamilton and Dewey
                  ------------
Ballantine shall have filed as Exhibits to the S-4 their opinions to the effect that the disclosure relating to federal income tax consequences set out in the S-4 is a fair summary of the principal federal income tax consequences.

ARTICLE XI.    TERMINATION.

          11.01.  Termination.  This Agreement may be terminated at any time
                  -----------
prior to the Effective Date as provided in this Article XI, and in no other manner:

          (a) by mutual consent of Lilly, Acquisition and the Company,

          (b) by Lilly and Acquisition, or by the Company, respectively, if, at or before the Effective Date, any condition set forth herein for the benefit of Lilly and Acquisition or the Company, respectively, shall not have been timely met and such failure shall not have been cured or eliminated, or by its nature cannot be cured or eliminated,

          (c) by Lilly and Acquisition, or by the Company if the Closing shall not have occurred on or before December 31, 1995, or such later date as may have been agreed upon by the parties hereto or as is specified in Section 7.02,

          (d) by Lilly and Acquisition, or by the Company, respectively, if any representation or warranty made herein for the benefit of Lilly and Acquisition or the Company, respectively, or in any certificate, schedule or document furnished to Lilly and Acquisition or the Company, respectively, pursuant to this Agreement, if qualified as to materiality, is untrue in any respect, or, if not so qualified, is untrue in any material respect, or the Company or Lilly and Acquisition, respectively, shall have defaulted in any material respect in the performance of any obligation under this Agreement,

          (e) by Lilly and Acquisition if the Board of Directors of the Company fails to recommend that the stockholders of the Company approve this Agreement or fails to submit this Agreement to the stockholders for their approval, or

          (f) by Lilly and Acquisition if the stockholders of the Company shall have voted upon and not approved the proposal to adopt this Merger Agreement and the transaction contemplated hereby to the extent required by law and the Company's Articles of Incorporation and Bylaws and Section 8.04 above.

          In the event of a termination of this Agreement pursuant to this
Section 11.01, this Agreement shall terminate (except for Sections 7.06(b), 7.13, 11.02 and 11.03), and there shall be no other liability on the part of

Lilly and Acquisition or the Company to each other (except liability under Sections 7.06(b), 7.13, 11.02 and 11.03 and under the Loan Documents and any loans theretofore made pursuant to Section 7.15 above).

          11.02.  Termination Fee.  In the event of a termination by Lilly and
                  ---------------
Acquisition under subsections (d), (e) or (f) of Section 11.01 hereof, or a termination by the Company under subsection (d) of Section 11.01 hereof, the terminating party shall be paid by wire transfer in immediately available funds a fee of $4 million (subject to any credit against such amount pursuant to Section 11.03) by the other party.

          11.03.  Credit Against Loan.  In the event a fee is payable by Lilly
                  -------------------
and Acquisition pursuant to Section 11.02, the Company shall credit the principal and interest amounts payable by the Company to Lilly pursuant to the Loan Documents or any other outstanding indebtedness between the Company and Lilly pursuant to Section 7.15 against such fee. Lilly and Acquisition shall only be liable for payment of the difference between the fee owing pursuant to
Section 11.02 and the amounts credited pursuant to this Section 11.03.


ARTICLE XII.   MISCELLANEOUS.

          12.01.  Representations and Warranties Not to Survive.  The
                  ---------------------------------------------
representations and warranties contained in this Agreement shall not survive the Effective Date.

          12.02.  Notices.  All notices, requests, demands and other
                  -------
communications hereunder shall be in writing and shall be (a) delivered personally, (b) mailed by postage prepaid, certified mail or registered mail, return receipt requested, (c) delivered by prepaid, overnight courier of recognized national standing, such as Federal Express, or (d) sent by facsimile transmission, in any such case, addressed as follows:

          If to Lilly or Acquisition:

               Eli Lilly and Company
               Lilly Corporate Center
               Indianapolis, Indiana 46285

                     Attention:  General Counsel

               Telecopy No.: (317) 276-3861

          If to the Company:

               Integrated Medical Systems, Inc.
               15000 West 6th Avenue, Suite 400
               Golden, Colorado 80401

                     Attention:  Chief Executive Officer
                                     and President

               Telecopy No.:   (303) 271-7998

          Such notices, requests, demands and other communications shall be deemed made as of the date of actual delivery to the addressee thereof, which in the case of notice mailed return receipt requested, shall be the date of delivery shown on the return receipt.

          12.03.  Assignability and Parties in Interest.  This Agreement shall
                  -------------------------------------
not be assignable by any of the parties hereto.   This Agreement shall inure to
the benefit of and be binding upon the parties hereto and their respective successors; except for the provisions of Section 7.19, nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement; provided that the provisions of Sections 3.03(a) and (b) hereof are intended to be for the benefit of and enforceable by each holder of a Company Option.

          12.04.  Governing Law.  This Agreement shall be governed by, and
                  -------------
construed and enforced in accordance with, the laws of the State of Colorado.

          12.05.  Counterparts.  This Agreement may be executed simultaneously
                  ------------
in one or more counterparts, each of which shall be deemed an original.

          12.06.  Publicity.  Promptly following the execution of this
                  ---------
Agreement, the Company and Lilly will issue a press release with respect thereto. Such press release and any other press releases or public announcements with respect to the Merger shall be subject to mutual agreement to the maximum extent feasible that is consistent with the respective legal obligations of the Company and Lilly to disseminate material information to their stockholders and the public.

          12.07.  Complete Agreement.  Except for (i) the Ancillary Agreements,
                  ------------------
(ii) the Loan Documents, (iii) the Support Agreements, (iv) the Letter Agreement and (v) any notes and agreements delivered pursuant to Section 7.15 hereof, this Agreement, the exhibits hereto and the schedules and documents delivered pursuant hereto or referred to herein contain the entire agreement between the parties hereto with respect to the Merger and other transactions contemplated herein and therein and, except as provided herein, supersede all previous negotiations, commitments and writings, including the term sheet, dated June 12, 1995; it being understood that this Agreement shall not be interpreted to supersede any agreements or relationships between the parties hereto that exist on the date hereof and are unrelated to the Merger and the other transactions contemplated hereby.

          12.08.  Modifications, Amendments and Waivers.  At any time prior to
                  -------------------------------------
the Effective Date, the parties hereto may, by written agreement (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any schedule or document delivered pursuant hereto and (c) waive compliance with any of the covenants or agreements contained in this Agreement. At any time prior to the Effective Date, if authorized by their respective boards of directors, the parties hereto may, by written agreement, notwithstanding stockholder approval, amend or supplement any of the provisions of this Agreement, provided, however, that after this Agreement has been adopted by stockholders, no material amendment or supplement shall be made unless such amendment or supplement is also adopted by stockholders. Any written instrument or agreement referred to in this Section
12.08 shall be validly and sufficiently authorized for the purposes of this Agreement if signed, on behalf of the Company, Lilly and Acquisition, by persons authorized to sign this Agreement.

          12.09.  Interpretation.  The headings contained in this Agreement are
                  --------------
for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          12.10.  Disclosure Schedule.  Disclosure of any fact or item on the
                  -------------------
Disclosure Schedule shall not necessarily mean that such item or fact individually is material to the condition, results of operations, assets, liabilities, earnings or business of the Company or any Subsidiary or Affiliated Entity individually or the Company and its Subsidiaries and Affiliated Entities considered as a whole.

          IN WITNESS WHEREOF, Lilly, Acquisition and the Company have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                                 ELI LILLY AND COMPANY


                                 By______________________________
                                   Name:
                                   Title:

Attest:_____________________
       Name:
       Title:


                                 TRANS-IMS CORPORATION


                                 By______________________________
                                   Name:
                                   Title:


Attest:_____________________
       Name:
       Title:


                                 INTEGRATED MEDICAL SYSTEMS, INC.


                                 By______________________________
                                   Name:
                                   Title:

Attest:_____________________
       Name:
       Title:

          IN WITNESS WHEREOF, Lilly, Acquisition and the Company have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                                         ELI LILLY AND COMPANY


                                         By /s/ Sidney Taurel
                                           --------------------------------
                                           Name:  Sidney Taurel
                                           Title: Executive Vice-President

Attest: /s/ Daniel P. Carmichael
       ------------------------------
       Name:  Daniel P. Carmichael
       Title: Secretary and Deputy
               General Counsel


                                         TRANS-IMS CORPORATION


                                         By /s/ M.S. Hunt
                                           -------------------------------
                                           Name:  M.S. Hunt
                                           Title: President


Attest: /s/ G.W. Miller
       ------------------------------
       Name:  G.W. Miller
       Title: Secretary


                                         INTEGRATED MEDICAL SYSTEMS, INC.


                                         By /s/ Kevin Green
                                           --------------------------------
                                           Name:  Kevin Green
                                           Title: President

Attest:  /s/ Charles I. Brown
       -------------------------------
       Name:  Charles I. Brown
       Title: Executive Vice-President